Exhibit 10.11

Greystone Business Credit II, L.L.C.

Loan and Security Agreement

          This Loan and Security Agreement (as it may be amended, this “Agreement”) is entered into on October 12, 2007 between GREYSTONE BUSINESS CREDIT II, L.L.C. (“Lender”), having an address at 152 West 57th Street, 60th Floor, New York, New York 10019 and WILMINGTON TRUST COMPANY AND GEORGE JEFF MENNEN AS CO-TRUSTEES U/A/D NOVEMBER 25, 1970, AS AMENDED FOR THE BENEFIT OF JOHN HENRY MENNEN (the “Mennen Trust”), and WAVE2WAVE COMMUNICATIONS, INC., a Delaware corporation (“Wave2Wave” and collectively with the Mennen Trust; each a “Borrower” and collectively, the “Borrowers”). The Schedules to this Agreement are an integral part of this Agreement and are incorporated herein by reference. Terms used, but not defined elsewhere, in this Agreement are defined in Schedule B.

1. LOANS.

          1.1 Term Loan. Subject to the terms and conditions contained in this Agreement, Lender will make on the date of this Agreement an advance to Borrowers computed with respect to the value of all Eligible Securities owned by the Mennen Trust on the date of this Agreement (the “Advance”) in the principal amount, if any, set forth in Section 2(a) of Schedule A. The Advance is referred to as a “Term Loan Advance” and the “Term Loan” and will be wired to Borrowers’ Bank set forth in Section 16 of Schedule A or as directed by Borrowers pursuant to the terms of the authorization to pay proceeds dated as of the date hereof. The Term Loan will be evidenced by a term note in the form attached hereto as Exhibit A.

          1.2 Repayment. Principal of the Term Loan shall be repaid as set forth in Section 2(c) of Schedule A. Notwithstanding the foregoing, Lender may, in its sole and absolute discretion, make or permit the Term Loan or any other monetary Obligations to be in excess of any of the Loan Limits; provided, that Borrowers shall, upon Lender’s demand, pay to Lender such amounts as shall cause Borrowers to be in full compliance with all of the Loan Limits. All unpaid monetary Obligations shall be payable in full on the Maturity Date or, if earlier, the date of any early termination pursuant to Section 7.2.

2. INTEREST’ AND FEES.

          2.1 Interest. All Loans and other monetary Obligations shall bear interest at the Interest Rate set forth in Section 3 of Schedule A, except where expressly set forth to the contrary in this Agreement or another Loan Document; provided, that (i) after the occurrence of an Event of Default, all Loans and other monetary Obligations shall, at Lender’s option, bear interest at a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto (the “Default Rate”) until paid in full (notwithstanding the entry of any

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

judgment against any Borrower or the exercise of any other right or remedy by Lender), and all such interest shall be payable on demand and (ii) after the occurrence of an Event of Default under either of clauses (vii) or (viii) of Section 8, the increase described in the foregoing clause (i) shall occur automatically and shall continue until all Loans and other monetary Obligations are paid in full. Changes in the Interest Rate shall be effective as of the date of any change in the Prime Rate. Notwithstanding anything to the contrary contained in this Agreement, the aggregate of all amounts deemed to be interest hereunder and charged or collected by Lender is not intended to exceed the highest rate permissible under any applicable law, but if it should, such interest shall automatically be reduced to the extent necessary to comply with applicable law and Lender will refund to Borrowers any such excess interest received by Lender.

          2.2 Fees. Borrowers shall pay Lender the following fees, which are in addition to all interest and other sums payable by Borrowers to Lender under this Agreement, and are not refundable:

                    (a) Closing Fee. A closing fee (the “Closing Fee”) in the amount set forth in Section 6(a) of Schedule A, which shall be deemed to be fully earned as of, and payable on, the date hereof.

                    (b) Servicing Fee. A monthly servicing fee (the “Servicing Fee”) in the amount set forth in Section 6(c) of Schedule A, in consideration of Lender’s administration and other services pursuant to this Agreement for each month (or part thereat), which shall be fully earned as of, and payable in advance on, the date hereof and on the first day of each month thereafter so long as any of the Obligations are outstanding.

                    (c) Minimum Borrowing Fee. A minimum borrowing fee (the “Minimum Borrowing Fee”) equal to the excess, if any, of (i) interest which would have been payable in respect of any applicable interest period it at all times during such period, the principal balance of the Loans were equal to the Minimum Loan Amount over (ii) the actual interest payable in respect of such period, which fee shall be fully earned as of the last day of such period and payable on the date set forth in Section 2.4 with respect to such period and on the Maturity Date.

                    (d) Monitoring Fees. (i) A one time set-up fee for electronic collateral monitoring in the amount set forth in Section 6(e)(i) of Schedule A, which shall be deemed to be fully earned as of, and payable on, the date hereof and (ii) a monthly fee for electronic collateral monitoring in the amount set forth in Section 6(e)(ii) of Schedule A, which shall be fully earned as of, and payable in advance on, the date hereof, and on the first day of each month thereafter so long as any of the Obligations are outstanding

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

          2.3 Computation of Interest and Fees. All interest and fees shall be calculated daily on the closing balances in the Loan Account based on the actual number of days elapsed in a year of 360 days.

          2.4 Loan Account; Monthly Accountings. Lender shall maintain a loan account for Borrowers reflecting all advances, charges, expenses and payments made pursuant to this Agreement (the “Loan Account”), and shall provide Borrower Representative with a monthly accounting reflecting the activity in the Loan Account. Each accounting shall be deemed correct, accurate and binding on Borrowers and an account stated. (except for reverses and reapplication of payments made and corrections of errors discovered by Lender), unless Borrower Representative notifies Lender in writing to the contrary within sixty days after such account is rendered, describing the nature of any alleged errors or omissions. However, Lender’s failure to maintain the Loan Account or to provide any such accounting shall not affect the legality or binding nature of any of the Obligations. With respect to each calendar month end, Lender shall provide Borrower Representative with a statement of interest, fees and any other Obligations then payable, which amount Borrowers shall pay within five (5) Business Days of receipt of such statement.

3. SECURITY INTEREST.

          3.1 Grant of Security Interest.

                    (a) To secure the full payment and performance of all of the Obligations, the Mennen Trust hereby assigns to Lender and grants to Lender a continuing security interest in the following property of the Mennen Trust, whether tangible or intangible, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes: (i) the Securities Accounts, (ii) all Investment Property, deposit accounts, Money, cash and other property in the Securities Accounts; (ii) all Capital. Stock of Wave2Wave owned by the Mennen Trust; and (iii) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, and all of the Mennen Trust’s books and records relating to any of the foregoing.

                    (b) To secure the full payment and performance of all of the Obligations, Wave2Wave hereby assigns to Lender and grants to Lender a continuing security interest in the following property of Wave2Wave, whether tangible or intangible, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes: (i) all Accounts and all Goods whose sale, lease or other disposition by Wave2Wave has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Wave2Wave; (ii) all Chattel Paper, Instruments, Documents and General Intangibles (including all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles,

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security interests, security deposits and rights to indemnification); (iii) all Inventory; (iv) all Goods (other than Inventory), including Equipment, vehicles and Fixtures; (v) all Investment Property; (vi) all Deposit Accounts, bank accounts, deposits, Money and cash; (vii) all Letter-of-Credit Rights; (viii) all Commercial Tort Claims listed in Section 14 of Schedule A; (ix) all Supporting Obligations; (x) any other property of Wave2Wave now or hereafter in the possession, custody or control of Lender or any agent or any parent, Affiliate or Subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (xi) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property, and all of Wave2Wave’s books and records relating to any of the foregoing and to Wave2Wave’s business. Notwithstanding anything to the contrary in this Section 3.1(b), the types or items of Collateral of Wave2Wave shall not include (i) any rights or interest in any contract, license, or license agreement that is now or hereafter held by Wave2Wave but only to the extent that such item contains a term or is subject to a rule of law, statute or regulation that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than an Obligor) to, the creation, attachment or perfection of the security interest granted herein, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC) (provided, however, that (A) the provisions of this clause (i) shall not include, any Proceeds of any such item and (B) any such item that at any time ceases to satisfy the criteria of this clause (i) (whether as a result of obtaining any necessary consent, any change in any rule of law, statute or regulation, or otherwise), shall be Collateral hereunder), and (ii) any equipment or other property now existing or hereafter acquired in accordance with clause (i) of the definition of Permitted Liens in this Agreement and which is subject to a lease or other financing arrangement, the terms of which prohibit the granting of a lien or security interest in such property. By way of clarification, Collateral shall not include Capital Stock of RNK until the receipt of the final Regulatory Approval.

          3.2 Possessory Collateral. Promptly upon any Borrower’s receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including any Tangible Chattel Paper and any Investment Property consisting of certificated securities, such Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as such Borrower’s attorney and agent-in-fact, to endorse or assign the same on such Borrower’s behalf.

          3.3 Preservation of Collateral and Perfection of Security Interest Therein. Each Borrower shall, at Lender’s request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary or desirable in its sole and absolute discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in. favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Obligations and to facilitate the collection of the Collateral. Each Borrower authorizes Lender to file, transmit, or communicate, as applicable, financing statements and amendments describing the Collateral (including, with respect to Wave2Wave, as “all personal property of debtor” or “all assets of debtor” or words of similar effect), in order to perfect Lender’s security interest in the Collateral without such Borrower’s signature. Each Borrower also hereby ratifies its authorization for Lender to have filed in any jurisdiction any financing statements filed prior to the date hereof.

          3.4 Supplement to Portfolio. In the event that the aggregate marked to market value of Eligible Securities in the Securities Accounts is on any date of determination less than the lesser of (a) $37,777,000 and (b) 111.11% of the then outstanding principal balance of the Obligations, the Borrowers shall within, one (1) Business Day, deposit Securities in the Securities Accounts such that the aggregate value of Securities in the Securities Accounts exceeds the lesser of (a) $40,000,000 and (b) 117.65% of the then outstanding principal balance of the Obligations immediately after giving effect to such deposit..

4. ADMINISTRATION.

          4.1 [Intentionally Omitted]

          4.2 Remittance of Proceeds. All Proceeds arising from the sale or other disposition of any Collateral (other than the provision of services in the ordinary course of business, or the sale of inventory in the ordinary course of business or Proceeds of Investment Property that remain on deposit in the Securities Accounts) shall be delivered, in kind, by each Borrower to Lender in the original form in which received by such Borrower not later than the following Business Day after receipt by such Borrower. Until so delivered to Lender, each Borrower shall hold such Proceeds separate and apart from such Borrower’s other funds and property in an express trust for Lender. Nothing in this Section 4.2 shall limit the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

          4.3 Application of Payments. Lender may, in its sole and absolute discretion, apply, reverse and re-apply all cash and non-cash Proceeds of Collateral or other payments received with respect to the Obligations, in such order and manner as Lender shall determine, whether or not the Obligations are due, and whether before or after the occurrence of a Default or an Event of Default.

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

          4.4 Notification; Verification. Lender or its designee may, from time to time, whether or not a Default or Event of Default has occurred: (i) verify directly with the Account Debtors of Wave2Wave the validity, amount and other matters relating to the Accounts and Chattel Paper, by means of mail, telephone or otherwise, either in the name of Wave2Wave or Lender or such other name as Lender may choose; (ii) notify Account Debtors that Lender has a security interest in the Accounts and that payment thereof is to be made directly to Lender; and (iii) demand, collect or enforce payment of any Accounts and Chattel Paper (but without any duty to do so). If no Default or Event of Default has occurred, Lender shall provide Borrower Representative with prompt written notice of any such verification, notification or demand.

          4.5 Power of Attorney. Each Borrower hereby grants to Lender an irrevocable power of attorney, coupled with an interest, authorizing and permitting Lender (acting through any of its officers, employees, attorneys or agents), at any time (whether or not a Default or Event of Default has occurred and is continuing, except as expressly provided below), at Lender’s option, but without obligation, with or without notice to such Borrower, and at such Borrower’s expense, to do any or all of the following, in such Borrower’s name or otherwise: (i) execute on behalf of any Borrower any documents that Lender may, in its sole and absolute discretion, deem advisable in order to perfect and maintain Lender’s security interests in the Collateral, to exercise a right of any Borrower or Lender, or to fully consummate all the transactions contemplated by this Agreement and the other Loan Documents (including such financing statements and continuation financing statements, and amendments thereto, as Lender shall deem necessary or appropriate) and to file as a financing statement any copy of this Agreement or any financing statement signed by any Borrower; (ii) execute on behalf of any Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or lease (as lessor or lessee) any real or personal property which is part of the Collateral or in which Lender has an interest; (iii) execute on behalf of Wave2Wave any invoices relating to any Accounts, any draft against any Account Debtor, any proof of claim in bankruptcy, any notice of Lien or claim, and any assignment or satisfaction of mechanic’s, materialman’s or other Lien; (iv) execute on behalf of Wave2Wave any notice, to any Account Debtor; (v) receive and otherwise take control’ in any mariner of any cash or non-cash items of payment or Proceeds of Collateral; (vi) after the occurrence of a Default or Event of Default, endorse any Borrower’s name on all checks and other forms of remittances received by Lender; (vii) pay, contest or settle any Lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any. action to terminate or discharge the same; (viii) after the occurrence of a Default or Event of Default, grant extensions of time to pay, compromise claims relating to, and settle Accounts, Chattel Paper and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (ix) pay any sums required on account of any Borrower’s taxes or to secure the release of any Liens therefor; (x) pay any amounts necessary to obtain, or maintain in effect, any of the insurance described in Section 5.14; (xi) settle and adjust, and give

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (xii) instruct any third party having custody or control of any Collateral or books or records belonging to, or relating to, any Borrower to give Lender the same rights of access and other rights with respect thereto as Lender has under this Agreement; (xiii) after the occurrence of a Default or Event of Default, change the address for delivery of any Borrower’s mail and receive and open all mail addressed to any Borrower, and (xiv) endorse or assign to Lender on any Borrower’s behalf any portion of Collateral evidenced by an agreement, Instrument or Document if an endorsement or assignment of any such items is not made by such Borrower pursuant to Section 3.2. Any and all sums paid, and any and all costs, expenses, liabilities, obligations and reasonable attorneys’ fees incurred, by Lender with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Each Borrower agrees that Lender’s rights under the foregoing power of attorney or any of Lender’s other rights under this Agreement or the other Loan Documents shall not be construed to indicate that Lender is in control of the business, management or properties of any Borrower.

          4.6 Disputes. Wave2Wave shall promptly notify Lender of all disputes or claims in excess of $50,000 relating to Accounts and Chattel Paper of Wave2Wave. Wave2Wave will not, without Lender’s prior written consent, compromise or settle any Account or Chattel Paper for less than the full amount thereof, grant any extension of time of payment of any Account or Chattel Paper, release (in whole or in part) any Account Debtor or other person liable for the payment of any Account or Chattel Paper or grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any Account or Chattel Paper; except that prior to the occurrence of an Event of Default, Wave2Wave may take any of such actions in the ordinary course of its business, provided that Wave2Wave promptly reports the same to Lender.

          4.7 Invoices. At Lender’s request, Wave2Wave will cause all invoices and statements which it sends to Account Debtors or other third parties to be marked, in a manner satisfactory to Lender, to reflect Lender’s security interest therein.

          4.8 Inventory.

                    (a) Returns. Provided that no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Wave2Wave in the ordinary course of its business, Wave2Wave will promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount (sending a copy to Lender). After the occurrence of an Event of Default, Wave2Wave will not accept any return without Lender’s prior written consent. Upon Lender’s demand, ‘regardless of whether an Event of Default has occurred, Wave2Wave will (i) hold the returned Inventory in trust for Lender; (ii) segregate all returned Inventory from all of Wave2Wave’s other property; (iii) conspicuously label the returned Inventory as Lender’s

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

property; and (iv) immediately notify Lender of the return of such Inventory, specifying the reason for such return, the location and the condition of the returned Inventory and, at Lender’s request, deliver such returned Inventory to Lender at an address specified by Lender.

                    (b) Other Covenants. Wave2Wave will not, without Lender’s prior written consent, (i) store any Inventory with any warehouseman or other third party other than as set forth in Section 9(d) of Schedule A or (ii) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis. All of the Inventory has been produced only in accordance with the Fair Labor Standards Act of 1938 and all rules, regulations and orders promulgated thereunder.

          4.9 Access to Collateral, Books and Records. At reasonable times, and on one Business Day’s notice prior to the occurrence of a Default or an Event of Default and at any time and with or without notice after the occurrence of a Default or an Event of Default, Lender or its agents shall have the right to inspect the Collateral, and the right to examine and copy any Borrower’s books and records. Lender shall take reasonable steps to keep confidential all information obtained in any such inspection or examination, but Lender shall have the. right to disclose any such information to its auditors, regulatory agencies, attorneys, participants, agents, shareholders, directors, partners, managers, affiliates and financing sources, and pursuant to any subpoena or other legal process. Each Borrower agrees to give Lender access to any or all of any Borrower’s premises to enable Lender to conduct such inspections and examinations. Such inspections and examinations shall be at Borrowers’ expense and the charge therefor shall be $1,000 per person per day (or such higher amount as shall represent Lender’s then current standard charge), plus reasonable out-of-pocket expenses. Lender may, at Borrower& expense, use any Borrower’s personnel, computer and other equipment, programs, printed output and computer readable media, supplies and premises for the collection, sale or other disposition of Collateral to the extent Lender, in its sole and absolute discretion, deems appropriate. Each Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender following Lender’s written request therefore which shall also be sent to Borrowers, at Borrowers’ expense, all financial information, books and records, work papers, management reports and other information in their possession regarding such Borrower. Wave2Wave will not enter into any agreement with any accounting firm, service bureau or third, party to store such Borrower’s books or records at any location other than Borrowers’ Address without first obtaining Lender’s written consent (which consent may be conditioned upon such accounting firm, service bureau or other third party agreeing to give Lender the same rights with respect to access to books and records and related rights as Lender has under this Agreement).

5. REPRESENTATIONS, WARRANTIES AND COVENANTS.

          To induce Lender to enter into this Agreement, each Borrower represents, warrants and covenants as follows, after giving effect to the Related Transactions (it being

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understood that (i) each such representation and warranty will be deemed remade as of the date on which each Loan is made and shall not be affected by any knowledge of, or any investigation by, Lender, and (ii) the accuracy of each such representation, warranty and covenant will be a condition to each Loan):

          5.1 Existence and Authority. The Mennen Trust is, and at all times will be, duly organized and validly existing under the laws of the State of Delaware and Wave2Wave is, and at all times will be, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Borrower is, and at all times will be, qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on such Borrower. The execution, delivery and performance by each Borrower of this Agreement and, all of the other Loan Documents have been duly and validly authorized, do not violate such Borrower’s articles or certificate of incorporation, by-laws, trust or other organizational documents, as applicable, or any law or any agreement or instrument or any court order which is binding upon such Borrower or its property, do not constitute grounds for acceleration of any indebtedness or obligation under any agreement or instrument which is binding upon such Borrower or its property, and do not require the consent of any Person. This Agreement and such other Loan Documents have been duly executed and delivered by, and are enforceable against, each Borrower, and all other Obligors who have signed them, in accordance with their respective terms. Sections 9(g) and 9(h) of Schedule A set forth the trustees and beneficiaries of the Mennen Trust and the ownership of Wave2Wave and the names and ownership of each Borrower’s Subsidiaries as of the date of this Agreement.

          5.2 Name; Trade Names and Styles. The name of each Borrower set forth in the heading to this Agreement is its correct and complete legal name as of the date hereof. Listed in Sections 9(a), 9(b) and 9(c) of Schedule A are all prior names of each Borrower and all of Wave2Wave’s present and prior trade names. Borrower shall give Lender at least thirty days’ prior written notice before changing its name or doing business under any other name. Wave2Wave has complied with all laws relating to the conduct of business under a fictitious business name. Wave2Wave represents and warrants that (1) each trade name does not refer to another corporation or other legal entity; and (ii) all Accounts invoiced under any such trade names are owned exclusively by Wave2Wave and are subject to the security interest of Lender and the other terms of this Agreement.

          5.3 Title to Collateral; Permitted Liens. Each Borrower has good and marketable title to its Collateral. The Collateral now is and will at all times remain free and clear of any and all Liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Lender now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and each Borrower will at all times defend Lender and the Collateral against all claims of others. None of the Collateral which is Equipment with a value in excess of $500,000 is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Except for leases or subleases for locations where the value of the Collateral exceeds

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$250,000 as to which Wave2Wave has delivered to Lender a landlord’s waiver in form and substance satisfactory to Lender, Wave2Wave is not a lessee or sublessee under any real property lease or sublease pursuant to which the lessor or sublessor may obtain any rights in any of the Collateral. Wave2Wave is not a lessee or sublessee under any real property lease or sublease pursuant to which it has granted the lessor or sublessor a contractual lien or security interest in any of the Collateral. Except for warehouses as to which Wave2Wave has delivered to Lender a warehouseman’s waiver in form and substance satisfactory to Lender, Wave2Wave is not a bailor of any Goods at any warehouse under an arrangement pursuant to which the warehouseman may obtain any rights in any of the Collateral. Prior to causing or permitting any Collateral (other than Collateral which is located at an Excluded Collateral Location) to be located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lienholder or otherwise), Wave2Wave shall, whenever the value of the Collateral at such location exceeds $250,000 or otherwise reasonably requested by Lender, cause each such third party to execute and deliver to Lender, in form and substance acceptable to Lender, such waivers and subordination as- Lender shall specify, so- as to ensure that Lender’s rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Wave2Wave will keep in full force and effect except for expirations of leases in the ordinary course of business, and will comply with all the material terms of, any lease of real property where any of the Collateral now or in the future may be located.

          5.4 Accounts and Chattel Paper. All Accounts and Chattel Paper are genuine and in all respects what they purport to be, arise out of a completed, bona fide and unconditional and non-contingent sale and delivery of goods or rendition of services by Wave2Wave in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documented relating thereto, each Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to such Accounts and Chattel Paper were executed, and the transactions giving rise to such Accounts and Chattel Paper comply with all applicable laws and governmental rules and regulations.

          5.5 Electronic Chattel Paper. To the extent that Wave2Wave obtains or maintains any Electronic Chattel Paper, Wave2Wave shall create, store and assign the record or records comprising the- Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided below, unalterable, (ii) the authoritative copy identifies Lender as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Lender or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

          5.6 Investment Property. Each Borrower will take any and all actions required or reasonably requested by Lender, from time to time, to (i) cause Lender to obtain exclusive control of (x) any Investment Property of Wave2Wave and (y) any Investment Property of the Mennen Trust in the Securities Account, in each case in a manner acceptable to Lender and (ii) obtain from any issuers of such Investment Property and such other Persons as Lender shall specify, for the benefit of Lender, written confirmation of Lender’s exclusive control over such Investment Property and take such other actions as Lender may reasonably request to perfect Lender’s security interest in such Investment Property. For purposes of this Section 5.6, Lender shall have exclusive control of such Investment Property if (A) pursuant to Section 3.2, such Investment Property consists of certificated securities and the applicable Borrower delivers such certificated securities to Lender (with appropriate endorsements if such certificated securities are in registered form); (B) such Investment Property consists of uncertificated securities and either (x) the applicable Borrower delivers such uncertificated securities to Lender or (y) the issuer thereof agrees, pursuant to documentation in form and substance satisfactory to Lender, that it will comply with instructions originated by Lender without further consent by any Borrower, and (C) such Investment Property consists of security entitlements and either (x) Lender becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance satisfactory to Lender, that it will comply with entitlement order’s originated by Lender without further consent by any Borrower.

          5.7 Commercial Tort Claims. Wave2Wave has no Commercial Tort Claims spending other than those listed in Section 14 of Schedule A, and Wave2Wave shall promptly notify Lender in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party. Such notice shall constitute Wave2Wave’s authorization to amend such Section 14 to add such Commercial Tort Claim.

          5.8 State of Organization; Location of Collateral. Borrowers’ Address is Wave2Wave’s chief executive office and the location of its books and records. The location of the Mennen Trust’s books and records is set forth on Section 9(d) of Schedule A. Wave2Wave has places of business and Collateral located only at the locations set forth on Section 9(e) of Schedule A (other than Collateral that is located at an Excluded Collateral Location). Each Borrower will give Lender at least thirty days’ prior written notice before changing any Borrower’s state of organization, opening any additional place of business, changing its chief executive office or the location of its books and records, or moving any of the Collateral (other than Collateral that is located at an than Excluded Collateral Location) to a location other than Borrowers’ Address or one of the locations set forth in Sections 9(d) and 9(e) of Schedule A, and will execute and deliver all financing statements and other agreements, instruments and documents which Lender shall require as a result thereof.

          5.9 Financial Condition, Statements and Reports. All financial statements delivered to Lender by or on behalf of Wave2Wave have been, and will at all times continue to be, prepared in conformity with GAAP and all financial statements delivered to Lender by

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

or on behalf of any Borrower completely and fairly reflect the financial condition of such Borrower, at the times and for the periods therein stated. Between the last date covered by any such financial statement provided to Lender and the date hereof (or, with respect to the remaking of this representation in connection with the making of any Loan, the date such Loan is made) there has been no material adverse change in the financial condition or business of such Borrower. Each Borrower is solvent and able to pay its debts as they come due, and has sufficient capital to carry on its business as now conducted and as proposed to be conducted. All schedules, reports and other information and documentation delivered by any Borrower to Lender with respect to the Collateral are, or when delivered will be, true, correct and complete as of the date delivered or the date specified therein.

          5.10 Tax Returns and Payments; Pension Contributions. Except as set forth in Section 9(j) of Schedule A, each Borrower has timely filed, and shall at all times continue to timely file, all tax returns and reports required by applicable law or a request for an extension thereof, has timely paid, and shall continue to timely pay, all applicable taxes, assessments, deposits and contributions owing by such Borrower and will timely pay all such items in the future as they become due and payable. Prior to the entrance by any Borrower into any payment plan with the Internal Revenue Service, the Internal Revenue Service and such Borrower shall enter into a subordination agreement with Lender in form and substance satisfactory to Lender with respect thereto. Each Borrower may, however, defer payment of any contested taxes; provided, that such Borrower (i) in good faith contests its obligation to pay such taxes by appropriate proceedings promptly and diligently instituted and conducted; (ii) notifies Lender in writing of the commencement of, and any material development in, the proceedings; (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a Lien upon any of the Collateral and (iv) maintains adequate reserves therefor in conformity with GAAP. Except as set forth in Section 9(j) of Schedule A, each Borrower is unaware of any claims or adjustments proposed for any of such Borrower’s prior tax years that could result in additional taxes becoming due and payable by such Borrower and shall give prompt written notice to Lender if it becomes aware of any such claims or adjustments. Each Borrower has paid, and shall continue to pay, all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and no Borrower has withdrawn from participation in, permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could result in any liability of such Borrower, including any liability to the Pension Benefit Guaranty Corporation or any other governmental agency. Without the prior written consent of Lender, no Borrower will withdraw from participation in; permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could result in any liability of such Borrower, including any liability to the Pension Benefit Guaranty Corporation or any other governmental agency.

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          5.11 Compliance with Laws. Each Borrower has complied, and shall at all times continue to comply, in all material respects with all provisions of all applicable laws and regulations, including those relating to such Borrower’s ownership of real or personal property, the conduct and licensing of such Borrower’s business, the payment and withholding of taxes, ERISA and other employee matters, safety and environmental matters.

          5.12 Litigation. Section 9(f) of Schedule A discloses all claims, proceedings, litigation or investigations pending or (to the best of any Borrower’s knowledge) threatened against any Borrower. There is no claim, suit, litigation, proceeding or investigation pending or (to the best of any Borrower’s knowledge) threatened by or against or affecting any Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of any Borrower, or in any material impairment in the ability of any Borrower to carry on its business in substantially the same manner as it is now being conducted. Each Borrower will promptly inform Lender in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against any Borrower that could reasonably be expected to result in Costs to Borrowers in excess of $50,000.

          5.13 Use of Proceeds. All proceeds of all Loans will be used solely for lawful business purposes, including to finance the Related Transactions.

          5.14 Insurance. Wave2Wave will at all times carry property, liability and other insurance, with insurers acceptable to Lender, in such form and amounts, and with such deductibles and other provisions, as Lender shall require, and Wave2Wave will provide Lender with evidence satisfactory to Lender that such insurance is, at all times, in full force and effect. Each property insurance policy shall name Lender as loss payee and shall contain a lender’s loss payable endorsement in form acceptable to Lender, each liability insurance policy shall name Lender as an additional insured, and each business interruption insurance policy shall be collaterally assigned to Lender, all in form and substance satisfactory to Lender. All policies of insurance shall provide that they may not be cancelled or changed without at least thirty days’ prior written notice to Lender, shall contain breach of warranty coverage, and shall otherwise be in form and substance satisfactory to Lender. Upon receipt of the proceeds of any such insurance, Lender will apply such proceeds in reduction of the Obligations as Lender shall determine in its sole discretion; provided that with respect to proceeds of insurance of less than $100,000, Wave2Wave shall be permitted to retain the amount of such proceeds actually applied within 180 days of receipt thereof to repair, replace or reconstruct the property subject to the applicable insurance proceeds. Wave2Wave will promptly deliver to Lender copies of all reports made to insurance companies.

          5.15 Financial and Collateral Reports. Each Borrower has kept and will keep adequate records and books of account with respect to its business and financial activities and the Collateral in which proper entries are made reflecting all its financial transactions (and

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

which entries with respect to Wave2Wave are made in accordance with GAAP), and will cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP, unless such Borrower’s certified public accountants concur in any change therein and such change is disclosed to Lender):

                    (a) Collateral Reports. On or before the fifteenth day of each month, an aging of Wave2Wave’s Accounts, Chattel Paper and notes receivable, and monthly Inventory reports, all in such form, and together with such additional certificates, schedules and other information with respect to the Collateral or the business of Wave2Wave or any Obligor, as Lender shall request; provided, that Wave2Wave’s failure to execute and deliver the same shall not affect or limit Lender’s security interests and other rights in any of the Accounts. Together with each such schedule, Wave2Wave shall furnish Lender with copies (or, at Lender’s request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and each Borrower warrants the genuineness of all of the foregoing. In addition, Wave2Wave shall deliver to Lender the originals of all Instruments, Chattel Paper, security agreements, guaranties and other documents and property evidencing or securing any Accounts, immediately upon receipt thereof and in the same form as received, with all necessary endorsements. The Mennen Trust shall create a portfolio report with respect to the Securities Accounts which shall be accessible on-line by Lender on a daily basis. Together with such report, the Mennen Trust shall furnish Lender such additional certificates, schedules and other information with respect to the Collateral as Lender shall request. Lender may destroy or otherwise dispose of all documents, schedules and other papers delivered to Lender pursuant to this Agreement six months after Lender receives them, unless the Mennen Trust requests their return in writing in advance and arranges for their return to the Mennen Trust at the Mennen Trust’s expense. Lender may destroy or otherwise dispose of all documents, schedules and other papers delivered to Lender pursuant to this Agreement (other than originals of Instruments, Chattel Paper, security agreements, guaranties and other documents and property evidencing or securing any Accounts) six months after Lender receives them, unless Borrower Representative requests their return in writing in advance and arranges for their return to Borrower Representative at Borrowers’ expense;

                    (b) Annual Statements. Not later than one hundred twenty (120) days after the close of each fiscal year of Wave2Wave, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs) audited financial statements of Wave2Wave and its Subsidiaries as of the end of such year, on a consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrower Representative but reasonably acceptable to Lender, together with a copy of any management letter issued in connection therewith and a letter from such accountants acknowledging that Lender is relying on such financial statements. No later than April 15 of any calendar year, federal and state tax returns of the Mennen Trust prepared by independent certified public accountants of recognized standing selected by Borrower Representative but acceptable to Lender;

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                    (c) Interim Statements. Not later than thirty (30) days after the end of each month hereafter, including the last month of Wave2Wave’s fiscal year, (i) unaudited interim financial statements of Wave2Wave and its Subsidiaries as of the end of such month and of the portion of Wave2Wave’s fiscal year then elapsed, on a consolidated and consolidating basis, certified by the chief financial officer of Borrower Representative as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of the Wave2Wave and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes and (ii) for each month that. is the end of a fiscal quarter, a compliance certificate in form and substance satisfactory to Lender setting forth the financial covenants set forth in Section 8 of Schedule A for such quarter, as certified by officer of Borrower Representative;

                    (d) Projections, Etc. Such business projections, business plans, budgets and cash flow statements for Wave2Wave and its Subsidiaries as Lender shall reasonably request from time to time;

                    (e) Shareholder Reports, Etc. Promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or other material reports which any Borrower has made available to its trustees, beneficiaries or shareholders, as applicable, and copies of any regular, periodic and special reports or registration statements which such Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                    (f) ERISA Reports. Upon request by Lender, copies of any annual report to be filed pursuant to the requirements of ERISA in connection with each plan subject thereto; and

                    (g) Other Information. Such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or any Borrower’s and each of its Subsidiary’s financial condition or results of Operations.

          5.16 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against Lender with respect to any Collateral or in any manner relating to any Borrower or any Obligor, each Borrower shall, without expense to Lender, make available each Borrower and its trustees or beneficiaries and each Obligor, and its officers, employees and agents, and each Borrower’s and each Obligor’s books and records, without charge, to the extent that Lender may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

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          5.17 Maintenance of Collateral, Etc. Wave2Wave will maintain all of its Equipment in good working condition, ordinary wear and tear excepted, and no Borrower will use the Collateral for any unlawful purpose. Each Borrower will promptly advise Lender in writing of any material loss or damage to the Collateral and of any investigation, action, suit, proceeding or claim relating to the Collateral or which may result in an adverse impact upon such Borrower’s business, assets or financial condition.

          5.18 Notification of Changes. Each Borrower will promptly notify Lender in writing of any change in its trustees, beneficiaries, officers or directors, the opening of any new bank account or other deposit account, or any material adverse change in the business or financial affairs of any Borrower or the existence of any circumstance which would make any representation or warranty of any Borrower untrue in any material respect or constitute a material breach of any covenant of any Borrower.

          5.19 Further Assurances. Each Borrower agrees at its expense, to take all actions, and execute or cause to be executed and delivered to Lender all promissory notes, security agreements, agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements and other agreements, instruments and documents, as Lender may reasonably request from time to time to perfect and maintain Lender’s security interests in the Collateral and to fully carry out the transactions contemplated by this Agreement.

          5.20 Negative Covenants. No Borrower will, without Lender’s prior written consent, (i) merge or consolidate with another Person or form any new Subsidiary or acquire any interest in any Person (other than the acquisition by the Mennen Trust of marketable Securities deposited in the Securities Accounts and consummation. f the Related Transaction by Wave2WaVe); (ii) sell or transfer any Collateral or other assets, except that Wave2Wave may provide services in the ordinary course-of its business and sell Inventory in the ordinary course of its business and the Mennen Trust may make sales of assets (provided that any sales of Investment Property in the Securities Accounts shall be for reasonably equivalent value); (iii) incur any debt outside the ordinary course of business other than Permitted Debt or (A) with respect to the Mennen Trust, debt with respect to which the Mennen Trust has provided Lender written notice prior to the incurrence thereof and (B) with respect to Wave2Wave, other. debt that Lender has consented to in writing (which consent shall not be unreasonably withheld); (iv) guaranty or otherwise become- liable with respect to the obligations of another party or entity other than guaranties of Permitted Debt or other guaranties that Lender has consented to in writing (which consent shall not be unreasonably withheld); (viii) pay or declare any dividends or other distributions from the Mennen Trust (ix) pay or declare any dividends or other distributions on Wave2Wave’s stock (except for dividends payable solely in Capital Stock of Wave2Wave); (xi) make any change in any of

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

Wave2Wave’s capital structure that causes the Mennen Trust to own less than 20% of the Capital Stock of Wave2Wave; (xii) dissolve or elect to dissolve; (xv) amend, restate, supplement or otherwise modify any agreements, documents or instruments governing the Mennen Trust or (xvi) change the state of Wave2Wave’s organization or enter into any transaction which has the effect Of changing Wave2Wave’s state of organization except as provided for in Section 5.8; or (xvii) agree to do any of the foregoing. Wave2Wave will not, without Lender’s prior written consent, (i) acquire any assets except in the ordinary course of business and as otherwise permitted by this Agreement and the other Loan Documents; (ii) enter into any transaction outside the ordinary course of business except as contemplated by this Agreement; (iii) except’ as set forth in Section 9(m) of Schedule A make any loans to, or investments in, any Affiliate or other Person in the form of money or other assets; (iv) redeem, retire, purchase or otherwise acquire, directly or indirectly, any Capital Stock or other equity interests (other than so long as no Default or Event of Default has occurred, the repurchase by Wave2Wave of Capital Stock issued pursuant to the Stock Plan not to exceed $2,500,000 in any fiscal year of Wave2Wave); (v) pay any principal or interest on any indebtedness owing to an Affiliate other than (A) Seller Notes subject to the terms of the Seller Subordination Agreement and (B) the regularly scheduled payments of interest on the Mennen Brothers Note; (vi) enter into any transaction with an Affiliate other than on arms-length terms and disclosed to Lender in writing with respect to any material transaction with an Affiliate; or (vii) agree to do any of the foregoing.

          5.21 Financial Covenants. Each Borrower will comply with the financial covenants set forth in Section 8 of Schedule A.

          5.22 Other Covenants. Each Borrower will comply with the additional covenants set forth in Section 12 of Schedule A.

          5.23 Related Transactions. Wave2Wave has furnished Lender a true and correct copy of the Related Agreements. Wave2Wave and to Wave2Wave’s knowledge, each other party to the Related Agreements, has duly taken all necessary organizational action to authorize the execution, delivery and performance of the Related Agreements and the consummation of transactions contemplated thereby. As of the date hereof, the Related’ Transactions have been consummated (or are being consummated substantially contemporaneously with the initial credit extension hereunder) in accordance with the terms of the Related Agreements in all material respects (except for any matters to which the -Lender has consented). The Related Transactions will’ comply in all material respects with all applicable legal requirements, and except as provided in the Transition Services Agreement with respect to the Regulatory Approvals, all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by any Person and any such consents, approvals and exemptions in connection with the Related Transactions will be, prior to Consummation of the Related Transactions, duly obtained and will be in full force and effect. Except as provided in the Transition Services Agreement with respect to the Regulatory Approvals, as of the date Of the Related

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

Agreements, all applicable waiting periods with respect to the Related Transactions will have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Related Transactions. The execution and delivery of the Related Agreements did not, and the consummation of the Related Transactions will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on any Person, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which any Person is bound. No material statement or representation made in the Related Agreements by any Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein; in light of the circumstances under which they are made, not misleading as of the time that such statement or representation is made. Except for the fees to Lender set forth in this Agreement, no Borrower is in any way obligated to any Person in respect of any finder’s or broker’s fee or similar commission in connection with the closing of the Loans or any part of the Related Transactions.

          5.24 Subsidiaries. Wave2Wave VoIP Communications, LLC, a Delaware limited liability company, Wave2Wave Data Communications, LLC, a Delaware limited liability company, and Wave2Wave Communications Mid-West Region, LLC, a Delaware limited liability company, are the only subsidiaries of Wave2Wave on the date hereof, (collectively, the “Subsidiaries”). The Subsidiaries have no assets, individually or in the aggregate, together or separately, with a book value in excess of fifty thousand dollars ($50,000).

6. RELEASE AND INDEMNITY.

          6.1 Release. Each Borrower hereby releases Lender and its Affiliates and their respective directors, officers, employees, attorneys and agents and any other Person affiliated with or representing Lender (the “Released Parties”) from any and all liability arising from acts or omissions under or pursuant to this Agreement; whether based on errors of judgment or mistake of law or fact, except with respect to any Released Party for those arising from willful misconduct or gross negligence of such Released Party. However, in no circumstance will any of the Released Parties be liable for lost profits or other special or consequential damages. Such release is made on the date- hereof and remade upon each request for a Loan by any Borrower. Without limiting the foregoing, Lender shall not be liable for (i) any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gave rise to an Account; (ii) any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account; (iii) settling any Account in good faith for less than the full amount thereof; or (iv) any of Wave2Wave’s obligations under any contract or agreement giving rise to an Account.

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          6.2 Indemnity. Each Borrower hereby agrees to indemnify the Released Parties and hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys’ fees), of every nature, character and description, which any Released Party may sustain or incur based upon or arising out of any of the transactions contemplated by this Agreement or the other Loan Documents or any of the Obligations, or any other matter, cause or thing Whatsoever occurred, done, omitted or suffered to be done by Lender relating to any Borrower or Obligor or the Obligations (except any such amounts sustained or incurred as the result of the willful misconduct or gross negligence of such Released Party). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement.

7. TERM.

          7.1 Maturity Date. Lender’s obligation to make Loans under this Agreement shall initially continue in effect for a term (the “Term”) from the date of this Agreement until the Maturity Date set forth in Section 7 of Schedule A. This Agreement and the other Loan Documents and Lender’s security interests in and Liens upon the Collateral, and all representations, warranties and covenants of any Borrower contained herein and therein; shall remain in full force and effect after the Maturity Date until all of the monetary Obligations are indefeasibly paid in full (other than contingent indemnification Obligations that survive the termination of this Agreement).

          7.2 Early Termination. Lender’s obligation to make Loans under this Agreement may he terminated prior to the Maturity Date as follows: (i) by Borrower Representative, effective thirty Business Days after written notice of termination is given to Lender or (ii) by Lender at any time after the occurrence of an Event of Default, without notice, effective immediately; provided, that (i) no such termination by Borrower Representative shall occur prior to May 12, 2008 and (ii) if any Subsidiary of any Borrower is also a party to a financing arrangement with Lender, no such early termination by Borrower Representative shall be effective unless such Subsidiary simultaneously terminates its financing arrangement with Lender. If so terminated under this Section 7.2 prior to the Maturity’ Date, Borrowers shall pay to Lender (i) an early termination fee (the “Early Termination Fee”) in the amount set forth in Section. 6(d) of Schedule A plus (ii) any earned but unpaid Servicing Fees, Minimum Borrowing Fee and other fees owing hereunder and under the other Loan Documents; provided that no such Early Termination Fee shall be payable if the Obligations are repaid in full in cash from either solely from (i) the proceeds of subsequent financing from Lender or (ii) proceeds of the cash flow of the Wave2Wave and its Subsidiaries and in no case from the -proceeds of any third party financing. Such fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations. In addition, if Borrower Representative so terminates and Borrowers repay the Obligations without having provided Lender with at least thirty days’ prior written notice thereof, Borrowers shall pay to Lender, on the effective date of termination, an

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

additional amount equal to thirty days of interest at the applicable interest rate(s), based on the average outstanding amount of the Obligations for the six month period immediately preceding the date of termination.

          7.3 Payment of Obligations. On the Maturity Date or on any earlier effective date of termination, Borrowers shall pay in full all Obligations, whether or not all or any part of such Obligations are otherwise then due and payable.

          7.4 Effect of Termination. No termination shall affect or impair any right or remedy of Lender or relieve any Borrower of any of the Obligations until all of the monetary Obligations have been indefeasibly paid in full. Upon indefeasible payment and performance in full of all of the monetary Obligations and termination of this Agreement, Lender shall promptly deliver to Borrower Representative termination statements, requests for reconveyances and such other documents as may be reasonably required to terminate Lender’s security interests in the Collateral.

          7.5 Reinstatement. To the maximum extent not explicitly prohibited by applicable law, this Agreement shall continue to be effective or be reinstated if at any time any amount received by the Lender in respect of the Obligations hereunder or under any other Loan Document is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for any Borrower or any substantial part of any Borrower’s assets, or otherwise, all as though such payments had not been made.

8. EVENTS OF DEFAULT AND REMEDIES.

          8.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement, and Borrower Representative shall give Lender immediate written notice thereof: (i) if any warranty, representation, statement, report or certificate made or delivered to Lender by any Borrower, any Obligor or any of any Borrower’s or any Obligor’s trustees, officers, employees or agents is untrue or misleading in any material respect; (ii) if any Borrower or any Obligor fails to pay when due any principal or interest on any Loan or any other monetary Obligation; (iii) if any Borrower or any Obligor breaches any covenant or obligation contained in this Agreement or any other Loan Document or fails to perform any other non-monetary Obligation; (iv) if any levy, assessment, attachment, seizure, lien, security interest or encumbrance (other than a Permitted Lien) involving amounts in excess of $25,000 is made or permitted to exist on all or any part of the Collateral and is not removed or bonded over within 30 days; (v) if one or more judgments aggregating in excess of $25,000, or any injunction or attachment, is obtained against any Borrower or any Obligor which remains unstayed for more than 30 days. or is enforced; (vi) the occurrence of any default beyond applicable grace or cure periods under any financing agreement, security agreement or other agreement, instrument or

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document executed and delivered by (A) Wave2Wave with respect to the Seller Notes, (B) any Borrower or any Obligor with, or in favor of, any Person other than Lender or with respect to indebtedness in excess of $250,000 either comprising a payment default or any other default entitling the holder of such obligation to accelerate such indebtedness or (C) any Borrower, any Obligor or any other Affiliate of any Borrower with, or in favor of, Lender or any Affiliate of Lender (provided that for purposes of this clause (C), Affiliates of any Borrower shall not include managers, directors, officers or employees of such Borrower); (vii) the dissolution, death, termination of existence in good standing, insolvency or business failure or suspension or cessation of business as usual of any Borrower or any Obligor or the appointment of a receiver, trustee or custodian for all or any part of the property of, or an assignment for the benefit of creditors by any Borrower or any Obligor, or the commencement of any proceeding by any Borrower or any Obligor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, or if any Borrower makes or sends a notice of a bulk transfer or calls a meeting of its creditors; (viii) the commencement of any proceeding against any Borrower or any Obligor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; (ix) the actual or attempted revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations, or any security document securing the Obligations, by any Borrower or any Obligor; (x) if any Borrower or any Obligor makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement (and such amount is not repaid to Borrower or such Obligor or paid to Lender within five (5) Business Days), or if any Person who has subordinated such indebtedness or obligations attempts to limit or terminate its subordination agreement; (xi) if there is any actual or threatened indictment of any Borrower or any Obligor under any criminal statute or commencement or threatened commencement of criminal or civil proceedings against any Borrower or any Obligor, pursuant to which the potential penalties or remedies sought or available include forfeiture of any property of such Borrower or such Obligor; (xii) if there is. a change in the record or beneficial ownership of an aggregate of more than 20% of the outstanding shares, of Capital Stock of Wave2Wave, in one or more transactions, compared to the :ownership of outstanding shares of Capital Stock of Wave2Wave as of the date hereof, without the prior written consent of Lender; (xiii) if there is any change in the chief executive officer, chief operating officer or chief financial officer of Wave2Wave or any trustee of the Mennen Trust, in each case without the prior written consent of Lender; (xiv) if an Event of Default occurs under any agreement between Lender and any Obligor or other Affiliate of any Borrower; (xv) if Lender determines in good faith that the Collateral is insufficient to fully secure the Obligations; or (xvi) if, since June 30, 2007, a material adverse change in the business, financial or other condition of any Borrower or in the Collateral taken as a whole.

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

          8.2 Remedies. Upon the occurrence of any Default, and at any time thereafter, Lender, at its option, may cease making Loans or otherwise extending credit to any Borrower under this Agreement or any other Loan Document. Upon the occurrence of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the UCC and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the other Loan Documents and all of Lender’s rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, upon the occurrence of any Event of Default, and at any time thereafter, Lender, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by each Borrower), may do. any one or more of the following: (i) cease making Loans or otherwise extending credit to any Borrower under this Agreement or any other Loan Document; (ii) accelerate and declare all or any part of the Obligations to be immediately due, payable and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any of the Obligations; (iii) take possession of any or all of the Collateral (in addition to Collateral of which it already has possession) wherever it may be found, and for -that purpose each Borrower hereby authorizes Lender, without judicial process, to enter onto any of any Borrower’s premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain (or cause a custodian to remain) on the premises in exclusive control thereof, without charge for so long as Lender deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, that if Lender seeks to take possession of any of the Collateral by court process, each Borrower hereby irrevocably waives (A) any bond and any. surety or security relating. thereto required by law as an incident to such possession, (B) any demand for possession prior to the commencement of any suit or action to recover possession thereof and (C) any requirement that Lender retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (iv) require any Borrower to assemble any or all of the Collateral and make it available to Lender at one or more places designated by Lender which are reasonably convenient to Lender and the applicable Borrower, and to, remove the Collateral to such locations. as Lender may deem advisable; (v) complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Lender shall have the right to use any Borrower’s premises, vehicles and other Equipment and all other property without charge; (vi) sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Lender obtains possession of it or after further manufacturing, processing or repair, at one or more public or private sales, in lots or in bulk, for cash, exchange or other property, or on credit (a “Sale”), and to adjourn any such Sale from time to time without notice. other than oral announcement at the time scheduled for Sale (and, in connection therewith, (A) Lender shall have the right to conduct such Sale on any Borrower’s premises without charge, for such times as Lender deems reasonable, on Lender’s premises, or elsewhere, and the Collateral need not be located at the place of Sale; (B) Lender may directly or through any of its Affiliates purchase or lease any of the Collateral at any such public disposition, and if

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

permissible under applicable law, at any private disposition and (C) any Sale of Collateral shall not relieve any Borrower of any liability any Borrower may have if any. Collateral is defective as to title, physical condition or otherwise at the time of sale); (vii) demand payment of and collect any Accounts, Chattel Paper, Instruments and General Intangibles included in the Collateral and, in connection therewith, each Borrower irrevocably authorizes Lender to endorse or sign any Borrower’s name on all collections, receipts, Instruments and other documents, to take possession of and open mail addressed to any Borrower and remove therefrom payments made with respect to any item of Collateral or Proceeds thereof and, in Lender’s sole discretion, to grant extensions of time to pay, compromise claims and settle Accounts, General Intangibles and the like for less than face value; and (viii) demand and receive possession of any of any Borrower’s federal and state income tax returns and the-books and records utilized in the preparation thereof or relating thereto. Each Borrower recognizes that if any Borrower fails to perform, observe or discharge any of its Obligations. under this Agreement or any of the Loan Documents, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten days. prior to such disposition and such notice shall (i) describe Lender and the applicable Borrower, :(ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrowers are entitled to an accounting of the Obligations and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses ‘in connection with the Collateral, including legal expenses and reasonable attorneys’ fees, and any balance of such Proceeds may be applied by Lender toward the payment of such of the Obligations, and in such order of application, as Lender. may from time to time elect. Exercise or partial exercise by Lender of one or more of its rights or remedies shall not be deemed an election or bar Lender from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Lender to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

          8.3 Application of Proceeds. Subject to any application required by law, all Proceeds realized as the result of any Sale shall be applied by Lender to the Obligations in such order as Lender shall determine in its sole and absolute discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; but Borrowers shall remain liable to Lender for any deficiency. If Lender, in its sole and absolute discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

Sale, Lender shall have the option, exercisable at any time, in its sole and absolute discretion, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of the cash therefor.

9. EFFECTIVE DATE.

The obligations of the Lender to make Loans on the date hereof shall not become effective until the date on which each of the conditions set forth in Section 17 of Schedule A is satisfied (or waived in writing by Lender).

10. GENERAL PROVISIONS.

          10.1 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally, by reputable private delivery service, by regular first-class mail or certified mail return receipt requested, addressed to Lender or Borrower Representative at the address shown in the heading to this Agreement, or by facsimile to the facsimile number shown in Section 9(i) of Schedule A, or at any other address (or to any other facsimile number) designated in writing by one party to the other party in the manner prescribed in this Section 10.1. All notices shall be deemed to have been given when received or when delivery is refused by the recipient.

          10.2 Severability. If any provision of this Agreement, or the application thereof to any party or circumstance, is held to be void or unenforceable by any court of competent jurisdiction, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect

          10.3 Integration. This Agreement and the other Loan Documents represent the final, entire and complete agreement between Borrowers and Lender and supersede all prior and contemporaneous negotiations, oral representations and agreements, all of which are merged and integrated into this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES THAT ARE NOT SET FORTH IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

          10.4 Waivers. The failure of Lender at any time or times to require any Borrower to strictly comply with any of the provisions of this Agreement or any other Loan Documents shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Lender or its agents or employees, but only by a specific written waiver signed by an authorized officer of Lender and delivered to Borrower Representative. Each Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, Instrument, Account, General Intangible, Document, Chattel Paper, Investment Property or guaranty at any time held by Lender on which any Borrower is or may in any way be liable, and notice of any action taken by Lender, unless expressly required by this Agreement, and notice of acceptance hereof.

          10.5 Amendment. This Agreement may not be amended or modified except in a writing executed by Borrower Representative and a duly authorized officer of Lender.

          10.6 Time of Essence. Time is of the essence in the performance by Borrowers of each and every obligation under this Agreement and the other Loan Documents.

          10.7 Attorneys Fees and Costs. Borrowers shall reimburse Lender for all attorneys’ and paralegals’ fees (including in-house attorneys and paralegals employed by Lender) and all filing, recording, search, title insurance, appraisal, audit, and other costs incurred by Lender, pursuant to, in connection with, or relating to this Agreement, including all attorneys’ fees and costs Lender incurs to prepare and negotiate this Agreement and the other Loan Documents; to obtain legal advice in connection with this Agreement and the other Loan Documents or any Borrower or any Obligor; to administer this Agreement and the other Loan Documents (including the cost of periodic financing statement, tax lien and other searches conducted by Lender); to enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; to commence, intervene in, or defend any action or proceeding; to enforce and protect, or to seek to enforce and protect, any of its rights and interests in any bankruptcy case of any Borrower, including by initiating and prosecuting any motion for relief from the automatic stay and by initiating, prosecuting or defending any other contested matter or adversary proceeding in bankruptcy; to file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; to examine, audit, copy, and inspect any of the Collateral or any of any Borrower’s books and records; to protect, obtain possession of, lease, dispose of, or otherwise enforce Lender’s security interests in, the Collateral; and to otherwise represent Lender in any litigation relating to any Borrower or any Obligor. If either Lender or any Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such’ action shall be entitled to recover its costs and attorneys’ fees, including attorneys’ fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys’ fees and costs to which Lender may be entitled pursuant to this Section shall immediately become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

          10.8 Benefit of Agreement; Assignability. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of each Borrower and Lender; provided, that no Borrower may assign or transfer any of its rights under this Agreement without the prior written consent of Lender, and any prohibited assignment shall be void. No consent by Lender to

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

any assignment shall release any Borrower from its liability for any of the Obligations. Lender shall have the right to assign all or any of its rights and obligations under the Loan Documents, and to sell participating interests therein, to one or more other Persons, and each Borrower agrees to execute all agreements, instruments and documents requested by Lender in connection with each such assignment and participation. Notwithstanding any other provision set forth in this Agreement, the Lender may at any time, without the consent of any Borrower, assign, sell, convey, pledge, hypothecate, or otherwise encumber any or all of its rights and benefits under this Agreement, the other Loan Documents or the Collateral.

          10.9 Headings; Construction. Section and subsection headings are used in this Agreement only for convenience and do not affect the meanings of the provisions that they precede.

          10.10 GOVERNING LAW; CONSENT TO FORUM, ETC. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED, AND SHALL BE DEEMED TO HAVE BEEN MADE, IN NEW YORK COUNTY, NEW YORK, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK OR ANY STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SUCH BORROWER AND LENDER PERTAINING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS OR ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH BORROWER ALSO AGREES THAT ANY CLAIM OR DISPUTE BROUGHT BY SUCH BORROWER AGAINST LENDER PURSUANT. TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE IN THE MANNER AND SHALL BE DEEMED RECEIVED AS SET FORTH IN SECTION 10.1 FOR NOTICES, TO THE EXTENT PERMITTED BY LAW. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

          10.11 WAIVER OF JURY TRIAL, ETC. EACH BORROWER. WAIVES (I) THE RIGHT TO TRIAL BY JURY (WHICH LENDER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL OR ANY CONDUCT, ACTS OR OMISSIONS OF LENDER OR ANY BORROWER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR. ANY BORROWER, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE; (II) THE RIGHT TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER. WITH RESPECT TO THE LOAN DOCUMENTS OR ANY MATTER RELATING THERETO, EXCEPT FOR COMPULSORY COUNTERCLAIMS; (111) NOTICE PRIOR TO LENDER’S TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER’S REMEDIES AND (IV) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER’S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH SUCH BORROWER. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          10.12 Joint and Several Liability.

                    (a) Notwithstanding anything to the contrary contained herein, all Obligations of each Borrower hereunder shall be joint and several obligations of Borrowers.

                    (b) Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the Obligations of Borrowers and the liens and security interests granted by Borrowers to secure the Obligations, not constitute a “Fraudulent Conveyance” (as defined below). Consequently, Lender and Borrowers agree that if the Obligations of a Borrower, or any liens or security interests granted by such Borrower securing the Obligations would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Obligations of such Borrower and the liens and security interests

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

securing such Obligations shall be valid and enforceable only to the maximum extent that would not cause such Obligations or such lien or security interest to constitute a Fraudulent Conveyance, and the Obligations of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the United States Code (11 U.S.C. § 101, et seq.), as amended (the “Bankruptcy Code”) or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

                    (c) Each Borrower assumes responsibility for keeping itself informed of the financial condition of each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower’s Obligations and of all other circumstances bearing upon the risk of nonpayment by such other Borrowers of their Obligations and each Borrower agrees that Lender shall have no duty to advise. such Borrower of information known to Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, Lender shall not be under any obligation to update any such information or to provide any such information to such Borrower on any subsequent occasion.

                    (d) Lender is hereby authorized, without notice or demand and without affecting the liability of a Borrower hereunder, to, at any time and from time to time, (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to a Borrower’s Obligations or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by a Borrower and delivered to Lender; (ii) accept partial payments on a Borrower’s Obligations; (iii) take and hold security or collateral for the payment of a Borrower’s Obligations hereunder or for the payment of any guaranties of a 13pirower’s Obligations or other liabilities of a Borrower and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as Lender, in its sole discretion, may determine; and (v) settle, release, compromise, collect or otherwise liquidate a Borrower’s Obligations and any security or collateral therefor in any manner, without affecting or impairing the obligations of the other Borrowers. Lender shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and such determination shall be binding on such Borrower. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of a Borrower’s Obligations as Lender shall determine in its sole discretion without affecting the validity or enforceability of the Obligations of the other Borrowers.

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

                     (e) Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect a Borrower’s Obligations from any Borrower or any guarantor or other action to enforce the same; (ii) the waiver or consent by Lender with respect to any provision of any instrument evidencing Borrowers’ Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Lender; (iii) failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Borrowers’ Obligations; (iv) the institution of any proceeding-under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Lender’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender’s claim(s) for repayment of any of Borrowers’ Obligations; or (vii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment in full of the Obligations (other than contingent indemnification Obligations that survive the termination of this Agreement)).

                     (f) Until the payment in full of the Obligations (other than contingent indemnification Obligations that survive the termination of this Agreement), no payment made by or for the account of a Borrower including, without limitation, (i) a payment made by such Borrower on behalf of another Borrower’s Obligations or (ii) a payment made by any other person under any guaranty, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of such other Borrower’s property and such Borrower shall not exercise any right or remedy against such. other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder.

Greystone Business Credit II, L.L.C.	Loan and Security Agreement

                      IN WITNESS WHEREOF, each Borrower and Lender have signed this Agreement as of the date first set forth above.

Borrowers:	Lender:

Wilmington Trust Company and George Jeff Mennen as co-trustees U/AJD November 25, 1970, as amended for the benefit of John Henry Mennen	GREYSTONE BUSINESS CREDIT II, L.L.C.

	By:	/s/ [illegible]

Its authorized Signatory

By:	/s/ George Jeff Mennen

George Jeff Mennen, Co-Trustee U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen

By:	Wilmington Trust Company, Co-Trustee U/AJD November 25, 1970, as amended for the benefit of John Henry Mennen

	By:	/s/ Mark A. Oller

Mark A. Oller, Vice President

WAVE2WAVE COMMUNICATIONS, INC.

By	/s/ Steven Asman

Steven Asman
President

Loan and Security Agreement

Schedule A

Description of Certain Terms

          This Schedule is an integral part of the Loan and Security Agreement between WILMINGTON TRUST COMPANY AND GEORGE JEFF MENNEN AS CO—TRUSTEES U/A/D NOVEMBER 25, 1970, AS AMENDED FOR THE BENEFIT OF JOHN HENRY MENNEN, WAVE2WAVE COMMUNICATIONS, INC. and GREYSTONE BUSINESS CREDIT II, L.L.C. (the “Agreement”).

1.	[Intentionally Omitted]

2.	Loan Limits for Term Loan:

	(a)	Maximum Facility Amount:	$34,000,000

	(b)	Eligible Securities	The lesser of the Maximum Facility Amount and 85% of the market value of the Mennen Trust’s Eligible Securities

	(c)	Repayment Schedule:	The entire unpaid balance of the Term Loan shall be due and payable on the Maturity Date.

3.	Interest Rate:		3.25% per annum in excess of the Prime Rate

4.	[Intentionally Omitted]

5.	[Intentionally Omitted]

6.	Fees:

	(a)	Closing Fee:	$510,000

	(b)	[Intentionally Omitted]

	(c)	Servicing Fee:	$3,500 per month

	(d)	Early Termination Fee:	0.25% of the Maximum Facility Amount if terminated prior to the Maturity Date.

	(e)	Monitoring Fees

		CO Set-Up Fee	(i) $65.0

		(ii) Monthly Fee	(ii) $75

7.	Maturity Date:		October 11, 2008

8.	Financial Covenants:

	(a)	Projections

Wave2Wave shall be substantially in conformance with the projections delivered to Lender on or prior to the date hereof and attached hereto as Exhibit B, including but not limited to actual Net Revenue of Wave2Wave and its Subsidiaries not less than 80% of projected Net Revenue of Wave2Wave and its Subsidiaries in any fiscal quarter, beginning with the fiscal quarter ending December 31, 2007 through the end of the Term.

	(b)	Limitation on Purchase Money Security Interests:

In addition to the amount of purchase money security interests of $0 currently in place, Wave2Wave and its Subsidiaries may incur $250,000 in purchase money security interests after the date hereof (which amount shall be increased on a case by case basis up on the request of the Borrower Representative and written consent of Lender, not to be unreasonably withheld)

	(c)	Limitation on Equipment Leases:

In addition to the amount of equipment leases of $630,000 currently in place, Wave2Wave and its Subsidiaries may incur $250,000 in equipment leases after, the date hereof (which amount shall be increased on a case by case basis upon the .request of the Borrower Representative and written consent of Lender, not to be unreasonably withheld)

9.	Borrower Information:

	(a)	Prior Names of each Borrower:

		(i) Mennen Trust	None
		(ii) Wave2Wave	None

	(b)	Prior Trade Names of Wave2Wave None

(c)	Existing Trade Names of Wave2Wave		Wave2Wave
Wave2Wave Communications
W2W

(d)	Locations

(i) None
	(i) (ii)	Inventory Locations Other Locations	(ii) Wilmington Trust Company, 1100 N. Market Street; Wilmington, DE 19890

(e)	Wave2Wave -Locations	Wave2Wave Real Property Leases
1. 433 Hackensack Avenue, Hackensack, NJ (current headquarters)
2. 1410 Broadway, New York, NY
3. 10 Riverside Drive, Chicago, IL
4. 111 South Independence Mall, 1st Floor, Philadelphia, PA

Wave2Wave POP Locations
1. 111 8th Avenue Level 3 3rd Floor S-003.304.001 New York NY 10011
2. 21 Harborview Level 3 1st Floor S-004 Stamford-CT 06902
3. 111 North Canal Street 3rd Floor 5-15 Chicago IL 60606
4. 111 Pavonia TMR 6th Floor Jersey City NJ 07310
5. 360 Hamilton Avenue 1st Floor C1.05 White Plains NY 10601

In addition to the above listed locations, Wave2Wave owns equipment that is located at the businesses and personal addresses of its -customers. The value of equipment located at each address is de minimus. In all cases but one, the value of the equipment at each location is less than $500). This equipment is located pursuant to Business Service Agreements with respect to business customers, for which there are approximately 550 different locations, and Individual Service Agreements with respect-to individual and personal use customers, for which there are approximately 300 different locations. Also, Wave2Wave has equipment, of a de minimus value (less than $500 at each location), located at 30 additional third party locations pursuant to Tower-Service Agreements.

(f)	Litigation:

On July 30, 2007, ICS International Communications Systems, Inc. (“ICS”) filed a Complaint against Wave2Wave alleging breach of contract and negligence. The amount demanded in the Complaint by ICS is $300,000. On September 21, 2007, Wave2Wave filed an Answer with Affirmative Defenses along with discovery requests and the action remains pending

(g)	(i) Trustees and Beneficiaries of Mennen Trust	(i) Trustees:
	(ii) Ownership of Wave2Wave	George -Jeff Mennen, Co-Trustee U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen

Wilmington Trust Company, Co-Trustee U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen

Beneficiaries: John H. Mennen and his issue

(ii) See Exhibit C

(h) -	Subsidiaries (and ownership thereof):

	(i) Mennen Trust	(i) None
(ii) Wave2Wave
(ii)Wave2Wave VoIP Communications, LLC; Owned 100% by Wave2Wave Communications, Inc.

Wave2Wave Data Communications, LLC; Owned 100% by Wave2Wave Communications, Inc.

Wave2Wave Communications Mid-West Region, LLC; Owned 100% by Wave2Wave Communications, Inc. -

(i)	Facsimile Numbers:

	Borrower Representative:	201-968-1886

	Lender:	212-896-9199

(j)	Taxes	‘Wave2Wave is currently in discussions with the Internal Revenue Service with respect to payment of a payroll tax liability from 2002 in the approximate amount of $400,000.

(k)	Permitted Debt	Wave2Wave Promissory Note, dated June 22, 2007, in the principal amount of $250,000 payable to M Brothers. The proceeds of the Promissory Note were used for working capital purposes.

Mennen Trust Mennen Trust owes $19,550,000 to Bank of America, N.A. (BoA) under a line of credit it has with BoA. (the “BoA Line of Credit).

(l)	Existing Liens	Debtor: Wave2Wave Communications, Inc. Secured Party: 15 Van Dyke Ave., LLC Date Lien Filed: 14/4/2000 (continued on 4/29/2005)
Jurisdiction of Lien: Recorder of Deeds, Middlesex County, NJ
Collateral: Assets Specified

Debtor: Wave2Wave Communications, Inc. Secured Party: 15 Van Dyke Ave., LLC Date Lien Filed: 14/4/2000 (continued on 4/29/2005)
Jurisdiction of Lien: NJ Department of Treasury
Collateral: Assets Specified

Debtor: Intellispace, Inc. Secured Party: Level 3 Communications, LLC Date Lien Filed: 3/30/2005
Jurisdiction of Lien: State of Delaware (Transition filing. Original filings made with New York Secretary of State on May 2, 2000 .and with New York City County on May 4, 2000)
Collateral: Inventory, Equipment, Chattel Paper, Accounts and General Intangibles specified in Exhibit to UCC-1.

Mennen Trust

Certain assets in connection with the BoA Line of Credit

(m)	Affiliate Loans	Certain loans to Andrew Bressman in the last year in the total amount of $264,831.19,

Loan to Jose Rodriguez, dated October 16, 2006, in the amount of $4,000.

10	Regulatory Approvals	Canadian Radio-Television and Telecommunications Commission
Federal Communications Commission
Connecticut Department of Public Utility Control
District of Columbia Public Service Commission
Florida Public Service Commission
Maine Public Utilities’Commission
Maryland Public Service Commission
Massachusetts Department of Telecommunications and Energy
New Hampshire Public Service Commission
New Jersey Board of Public Utilities
New York Public Service COmmission
Pennsylvania Public Utility Commission
Rhode Island Public Utilities Commission
Texas Public Utilities Commission
Vermont Department of Public Service
Virginia State Corporation Commission

11.	Lender’s Bank:	Bank of America
P.O. Box 4899
Atlanta, GA 30302-4899
ABA No.: 026-009-593
For credit to: Greystone Business Credit II, L.L.C.
Account No.: 0032-8251-0983
Re: Jeff Mennen Trust/Wave2Wave

12.	Other Covenants:	(a)

Wave2Wave shall promptly provide Lender with copies of any material communication delivered in connection with any material agreement or contract (including, without limitation, any material distribution agreement).

(b)

No later than 30 days after the close of each calendar year, Borrowers will cause to be prepared and delivered to Lender financial statements of George Jeff Mennen, in form. and substance satisfactory to the Lender. No later than May 1 of any calendar year, Borrowers will cause to be delivered to Lender filed personal tax returns of George Jeff Mennen.

(c)

On or before five (5) Business Days after the release to Wave2Wave of the Capital Stock of RNK from escrow pursuant to Section C of the Escrow Agreement, Borrowers shall deliver to Lender the documents, agreements and instruments necessary for each of RNK and each of its Subsidiaries to guaranty the Obligations and grant to Lender a first priority security interest in all of their assets, including without limitation, the RNK Documents. -

(d)

Promptly (but in any event within two (2) Business Days) upon the receipt of the proceeds of any purchase price adjustment pursuant to the Escrow Agreement, Wave2Wave shall prepay the Term Loan in an amount equal to such proceeds.

(e)

At all time prior to the entrance into a deposit account control agreement in form and substance satisfactory to Lender with respect to deposit account # 200008773227 at Wachovia Bank, Wave2Wave shall not permit more than . $25,000 to be held in such deposit account at any time.

13.	[Intentionally Omitted]

14.	Commercial Tort Claims

15.	Deposit Accounts	NORTHFORK BANK - Operating Account # 3094005786
NORTHFORK BANK - NY Account # 3094005737
NORTHFORK BANK - PHILADELPHIA Account # 3094005778
NORTHFORK BANK - NJ Account# 3094005752
NORTHFORK BANK - CT Account $ 3094005745
NORTHFORK BANK - CHI Account# 3094005760

WACHOVIA Account# 200008773227

16.	Borrowers’ Bank	NORTH FORK BANK
Routing # 021407912
Account # 3094005737
For the account of Wave2Wave
Communications, NY Account

17.	Closing Conditions	(a)

Lender shall have received satisfactory evidence that no material adverse change has occurred in any Borrower’s or any Obligor’s business, operations, profits or prospects or in the condition of their property or interests in property, from the date of the most recent financial statements submitted to Lender.

(b)

Lender shall have received cash flow Statements and pro forma balance sheets with adjusting entries (i) showing that the financing hereunder will provide sufficient funds for each Borrower’s projected needs; (ii) showing that after giving effect to the Related Transaction and the transactions. contemplated by this Agreement, each . Borrower: (A) will have a reasonably sufficient capital to engage in its business following the initial funding; (B) will have reasonably sufficient capital to engage in its business; and (C) will not incur debts beyond its ability to pay such debts as they mature; (iii) in form and substance satisfactory to Lender; (iv) certified by an officer of Borrower Representative; and (v) based upon agreed assumptions.

(c)

Lender shall have received evidence that Wave2Wave has consummated (or concurrently with the initial credit extension hereunder will consummate) the Related Transactions in accordance with the terms of the Related Agreements in all material respects (without any material-amendment thereto or waiver thereunder unless. consented to by Lender).

(d)

Subject to the Transition Services Agreement with respect to Regulatory Approvals, Lender shall have received evidence that all necessary consents, permits and approvals (governmental or otherwise) required for the execution, delivery and performance by each Borrower of the Loan Documents and the Related TranSactions have been duly obtained and are in full force and effect.

          IN WITNESS WHEREOF, each Borrower and Lender have signed this Schedule as of the date set forth in the heading to the Agreement.

Borrowers:	Lender:

Wilmington Trust Company and George Jeff	GREYSTONE BUSINESS CREDIT II, L.L.C.
Mennen as co-trustees U/A/D November 25,
1970, as amended for the benefit of John Henry Mennen	By	/s/ Illegible
Authorized Signatory

By:

George Jeff Mennen, Co-Trustee U/A/D
November 25, 1970, as amended for the
benefit of John Henry Mennen

By:	Wilmington Trust Company, Co-Trustee
U/A/D November 25, 1970, as amended
for the benefit of John henry Mennen

By:

Mark A. Oiler, Vice President

WAVE2WAVE COMMUNICATIONS, INC.

By

Its

A-6

          IN WITNESS WHEREOF, each Borrower and Lender have signed this Schedule A as of the date set forth in the heading to the Agreement.

Borrowers:	Lender:

Wilmington Trust Company and	GREYSTONE BUSINESS CREDIT II, L.L.C.
George Teff Mennen as co-trustees
U/A/D November 25, 1970, as	By
amended for the benefit of John Henry Mennen
Its Authorized Signatory

By:

George Jeff Mennen, Co-Trustee U/A/D
November 25, 1970, as amended for the
benefit of John Henry Mennen

By:	Wilmington Trust Company, Co-Trustee
U/A/D November 25, 1970; as amended
for the benefit of John Henry Mennen

By:	/s/ Mark A. Oller
Mark A. Oller, Vice President

WAVE2WAVE COMMUNICATIONS, INC.

By

Its

A-6

          IN WITNESS ‘WHEREOF, each Borrower and Lender have signed this Schedule A as of the date set forth in the heading to the Agreement.

Borrowers:	Lender:

Wilmington ‘Trust Company and	GREYSTONE BUSINESS CREDIT II, LLC
George Jeff Mennen as co-trustees
U/A/D November 25, 1970, as	By
amended for the benefit of John
Henry Mennen	Its Authorized Signatory

By:

George Jeff Mennen, Co-Trustee U/A/D
November 25, 1970, as amended for the
benefit of Jobn Henry Mennen

By:		Wilmington Trust Company, Co-Trustee
U/A/D November 25; 1970; as amended
for the benefit of John Henry Mennen

	By:	[Illegible]

Its President

WAVE2WAVE COMMUNICATIONS, INC.
By: /s/ Steve Asman
Steve Asman
President

A-6

Schedule B

Definitions

          This Schedule is an integral part of the Loan and Security Agreement between JOHN MENNEN TRUST U/A/D NOVEMBER 25, 1970, WAVE2WAVE COMMUNICATIONS, INC. and. GREYSTONE BUSINESS CREDIT 11, L.L.C. (the “Agreement”).

As used in the Agreement, the following terms have the following meanings:

                    “Account” has the meaning set forth in the UCC.

                    “Account Debtor” has the meaning set forth in. the UCC.

                    “Advance” has the meaning set forth in Section 1.1.

                    “Affiliate” means, with respect to any Person, a trustee, partner, shareholder, member, manager, director, officer, or employee of such Person, any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person or any other Person affiliated, directly or indirectly, by virtue of family membership, ownership, management or otherwise. A Person shall be deemed to be “controlled by” any other Person if such Person possesses,. directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, Lender shall not be deemed an Affiliate of any Borrower, Obligor or any Subsidiary of any Borrower or Obligor.

                    “Agreement” and “this Agreement” mean the Loan and Security Agreement of which this Schedule B is a part and the Exhibits and Schedules thereto as amended, restated, supplemented or otherwise modified from time to time

                    “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.).

                    “Borrowers” has the meaning set forth in the heading to the Agreement.

                    “Borrower Representative” means. Wave2Wave.

                    “Borrowers’ Address” means 433 Hackensack Avenue, Hackensack, New Jersey 07601.

                    “Business Day” means a day other than a Saturday or Sunday or any other day-on which Lender or banks in New York are authorized to close.

                    “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                    “Chattel Paper” has the meaning set forth in the UCC.

                    “Closing Fee” has the meaning set forth in Section 2.2(a).

                    “Collateral” means all property and interests in property in or upon which a security interest or other Lien is granted pursuant to this Agreement or the other Loan Documents, including all of the property of each Borrower described in Section 3.1.

                    “Commercial Tort Claims” has the meaning set forth in the UCC.

                    “Default” means any event which with notice or passage of time, or both, would constitute an Event of Default.

                    “Default Rate” has the meaning set forth in Section 2.1.

                    “Deposit Account” has the meaning set forth in the UCC.

                    “Document” has the meaning set forth in the UCC.

                    “Early Termination Fee” has the meaning set forth in Section 7.2.

                    “Electronic Chattel Paper” has the meaning set forth in the UCC.

                    “Eligible Securities” means, at any time of determination, marketable Securities and Money owned by the Mennen Trust (other than the Capital Stock of -.Wave2Wave) held in the Securities Accounts and pledged..to Lender which are not subject to any Lien (other than the Lien granted to Lender pursuant to the Loan Documents) and which Lender in its sole and absolute discretion, deems to be eligible for borrowing purposes; it is hereby agreed and understood that any Security purchased by the Mennen Trust after the date hereof shall not be an Eligible Security unless such Security has been issued by an entity with a market capitalization in excess of $300,000,000.

                    “Equipment” has the meaning set forth in the UCC.

                    “ERISA” means the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders promulgated thereunder.

                    “Escrow Agreement” means that certain Escrow Agreement dated of even date herewith among Seller, Seller Shareholders, RISK, Wave2Wave and others.

                    “Event of Default” has the meaning set forth in Section 8.1.

                    “Excluded Collateral Location” means a location at which Collateral is located pursuant to (i) a building services agreement, (ii) a tower license agreement or (iii) an individual (as opposed .to business) customer agreement, and, in each case, at which location the value of such Collateral does not exceed $5,000.

                    “Fixtures” has the meaning set forth in the UCC.

                    “GAAP” means generally accepted accounting principles as in effect from time to time, consistently applied.

                    “General Intangibles” has the meaning set forth in the UCC.

                    “Goods” has the meaning set forth in the UCC.

                    “Instrument” has the meaning set forth in the UCC.

                    “Inventory” has the meaning set forth in the UCC,

                    “Investment Property” has the meaning set forth in the UCC. “Lender” has the meaning set. forth in the heading to the Agreement.

                    “Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract, including rights of sellers under conditional sales contracts or title retention agreements and reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person. for security purposes.

                    “Loan Account” has the meaning set forth in Section 2.4.

                    “Loan Documents” means, collectively, the Agreement,. the Pledge Agreement, the Subsidiary Guaranty, the Mennen Guaranty, the Subsidiary Security Agreement, the RNK Documents and all notes, guaranties, security agreements,, certificates, landlord’s agreements, lock box and blocked account agreements and all other agreements, documents and instruments now or hereafter executed or delivered by any Borrower or any Obligor in connection with, or to evidence the transactions contemplated by, this Agreement.

                    “Loan Limits” means, collectively, all limits on the amount of Loans set forth in this Agreement.

                    “Loans” means the Term Loan.

                    “Maturity Date” means the date set forth in Section 7 of Schedule A_

                    “Maximum Facility Amount” means the amount set forth in Section 2(a) of Schedule A.

                    “Mennen Brothers Note” means that certain promissory note dated June 22, 2007 issued by Wave2Wave to M Brothers (formerly Hide Away Partners), 25 Hannover Road, Florham Park, New Jersey 07932, in the original principal amount of $250,000, as in effect on the date hereof.

                    “Mennen Guaranty” means that certain Individual Guaranty dated as of the date hereof by George Jeff Mennen in favor of Lender, as amended, restated, supplemented or otherwise modified from time to time.

                    ‘Minimum Borrowing Fee” has the meaning set forth in Section 2.2(c).

                    “Minimum Loan Amount” means $20,000,000_

                    “Money” has the meaning set forth in the UCC

                    “Net Revenue” means gross revenue minus discounts, returns and allowances with respect thereto.

                    “Obligations” means all present and future Loans, advances, - debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by any Borrower or any Obligor to Lender, arising under this Agreement or any other Loan Document, whether arising from an extension of credit, guaranty, indemnification or otherwise whether direct or indirect (including those acquired by assignment and any participation by Lender in Borrowers’ indebtedness owing to others), whether absolute or contingent, whether due or to become due, and whether arising before or after the commenceinent of a proceeding under the Bankruptcy Code or any similar statute whether or not allowed in any proceeding under the Bankruptcy Code, including all interest, charges, expenses, fees, attorney’s fees, expert witness fees, audit fees, letter of credit fees, Closing Fees, Servicing Fees, Minimum Borrowing Fees and any other sums chargeable to Borrower under this Agreement or under any other Loan Document.

                    “Obligor” means any guarantor; endorser, acceptor, surety or other person liable on, or with respect to, the Obligations or who is the owner of any property which is security for the Obligations, other than Borrowers.

                    “Permitted Debt” means (i) indebtedness owing by Wave2Wave to the Seller pursuant to the Seller Notes, (ii) indebtedness incurred in connection with purchase money security interests or equipment leases not to exceed the amounts set forth with respect thereto in Sections 8(b) and 8(c) of Schedule A, (iii) indebtedness listed on Section 9(k) of Schedule A and (iv) refinancings, renewals or extensions of (ii) and (iii) so long as: (A) the terms and conditions of such refmancings, renewals, or extensions do not, in Lender’s judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair any Borrower’s creditworthiness, (B) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the indebtedness so refinanced, renewed, or extended, (C) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions ‘that, taken as a whole, are materially more burdensome or restrictive to any Borrower, (D) if the indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension indebtedness must include subordination terms and conditions that are at least as favorable to the Lender as those that were applicable to the refinanced, renewed, or extended indebtedness, and (E) the indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those. Persons which were obligated with respect to the indebtedness that was refinanced, renewed, or extended.

                    “Permitted Liens” means: (i) purchase money security interests in specific items of Equipment in an aggregate amount not to exceed the limit set forth in Section 8(b) of Schedule A; (ii) leases of specific items of Equipment in an aggregate amount not to exceed the limit set forth in Section 8(c) of Schedule A; (iii) Liens for taxes not yet due and payable; (iv) additional Liens which are fully subordinate to the security interests of Lender and are consented to in writing by Lender; (v) security interests being terminated concurrently with the execution of this Agreement; (vi) Liens of materialmen, mechanics or carriers, but excluding Liens in favor of warehousemen, arising in the ordinary course of business and securing obligations which are not delinquent; (vii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (i) or (ii) above; provided, that any extension, renewal or replacement Lien is limited to the property, encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods; (ix) security deposits posted in connection with real property leases or subleases; (x) Liens in favor of the Seller securing the Seller Notes; (xi) existing Liens set forth on Section 9(1) of Schedule A and (xii) Liens on the assets of the Mennen Trust other than Collateral with respect to debt of the Mennen Trust permitted by clause (iii) of the first sentence of Section 5.20. Lender will have the right to require, as a condition to its consent under clause (iv) and (x) above, that the holder of the additional Lien sign an intercreditor agreement in form and substance satisfactory to Lender, in its sole discretion, acknowledging that the Lien is subordinate to the security interests of Lender, and agreeing not to take any action to enforce its subordinate Lien so long as any Obligations remain outstanding, and that Borrowers agree that any uncured default in any obligation secured by the subordinate Lien entitling the holder of such Lien to exercise rights and remedies shall also constitute an Event of Default’ under this Agreement.

                    “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, government or any agency or political division thereof, or any other entity.

                    “Pledge Agreement” means that certain Stock Pledge Agreement dated as of the date hereof among Borrowers and Lender, as amended, restated, supplemented or otherwise modified from time to time.

                    “Prime Rate” means, at any given time, the prime rate as quoted in The Wall Street Journal as the base rate on corporate loans posted as of such time by at least 75% of the nation’s 30 largest banks (which rate is not necessarily the lowest rate offered by such batiks).

                    “Proceeds” has the meaning set forth in the UCC.

                    “Regulatory Approval” means those certain approvals of the Related Transactions as set forth in Section l0 to Schedule A..

                    “Related Agreements” means that certain Amended and Restated Stock Purchase Agreement, dated- of even date herewith, among Seller, Seller Shareholders, RNK, Wave2Wave and others, the Seller Notes, the Seller Security Agreements, the Transition Services Agreement, the Escrow- Agreement, that certain Contingent Amount Agreement dated of even date herewith among Seller, RNK, Wave2Wave and the Eligible Employees named- therein and that certain Employment Agreement dated of even date herewith among RNK, Wave2Wave and Richard N. Koch.

                    “Related Transactions” means the transactions contemplated by the Related Agreements.

                    “Released Parties” has the meaning set forth in Section 6.1:

                    “Reserves” has the meaning set forth in Section 1.2.

                    “RNK’ means RNK, Inc., a Massachusetts corporation.

                    “RNK Documents” means those documents, instruments and agreements set forth on Exhibit C hereto, as amended, restated, supplemented or otherwise modified in the sole discretion of Lender.

                    “Sale”-has the meaning set forth in Section 8.2.

                    “Securities Accounts” shall mean those certain securities accounts with account numbers 010894-001, 010894-004, 010894-006, 051095-003 located at Wilmington Trust Company, and subject at all times to control agreements in form and substance satisfactory to Lender in its sole discretion.

                    “Security” has the meaning set forth in the UCC.

                    “Seller” means RNK Holding Company, a Massachusetts business trust.

                     “Seller Notes” means those certain promissory notes, dated as of the date hereof, made by Wave2Wave in favor of the Seller and the other parties named as Creditors in the Seller Subordination Agreement, in the aggregate principal amount of $30,666,930.

                     “Seller Shareholders” means Richard N. Koch and Joy Tessier.

                    “Seller Security Documents” means (a) that certain Security Agreement among Seller and Wave2Wave dated the date hereof, as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms of the Seller Subordination Agreement and (b) that certain Pledge Agreement among Seller and Wave2Wave to be entered into after the Regulatory Approvals are granted (the terms of which are acceptable to Lender), as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms of the Seller Subordination Agreement.

                     “Seller Subordination Agreement” means that certain Subordination Agreement dated the date hereof between Lender and RNK Holding Company,. as amended, restated, supplemented or otherwise modified from time to time.

                    “Stock Plan” means the Wave2Wave Communications, Inc. Stock Incentive Plan established effective January 3, 2000 and amended as of September 8, 2006 (as in effect on the date hereof).

                    “Servicing Fee” has the meaning set forth in Section 2.2(c).

                    “Subsidiary” means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the Capital Stock or other equity interest at the timeof determination.

                    “Subsidiary Guaranty” means that certain Corporate Guaranty among Wave2Wave VOIP Communications, a Delaware limited liability company, LLC, Wave2Wave Data Communications, LLC, a Delaware limited liability company, Wave2Wave Communications Mid-West Region, LLC, a Delaware limited liability company, and Lender as amended, restated, supplemented or otherwise modified from time to time.

                    “Subsidiary Security Agreement” means that certain Security Agreement dated the date hereof among Wave2Wave VOIP Communications, LLC, a Delaware limited liability company, Wave2Wave Data Communications, LLC, a Delaware limited liability company, Wave2Wave Communications Mid-West Region, LLC, a Delaware limited liability company and Lender as amended, restated, supplemented or otherwise modified from time to time.

                    “Tangible Chattel Paper” has the meaning set forth in the UCC.

                    “Term” has the meaning set forth in Section 7.1.

                    “Term Loan” has the meaning set forth in Section 1_1.

                    “Transition Services Agreement” means the Transition Services Agreement dated as of the date hereof, by and among Seller, RNK, the shareholders of the Seller and Wave as in effect on the date hereof.

                    “UCC” bmeans, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of New York.

                    “Wave2Wave” has the meaning set forth in the heading to this Agreement.

          All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the UCC, to the extent such terms are defined therein. The term “including,” whenever used in this Agreement, shall mean “including but not limited to.” The singular form of any term shall include the plural form, and vice versa, when the context so requires. References to Sections, subsections and Schedules are to Sections and subsections of, and Schedules to, this Agreement. All references to agreements and statutes shall include all amendments thereto and successor statutes in the case of statutes.

          IN WITNESS WHEREOF, each Borrower and Lender have signed this Schedule B as of the date set forth in the heading to the Agreement.

Borrowers:		Lender:

Wilmington Trust Company and George Jeff Mennen as co-trustees U/A/D		GREYSTONE BUSINESS CREDIT II, L.L.C.
November 25, 1970, as amended for the benefit of John Henry Mennen		By /s/ Illegible

Its Authorized Signatory

By:

George Jeff Mennen, Co-Trustee U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen

By:	Wilmington Trust Company, Co-Trustee U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen

By:

Mark A. Oller, Vice President

WAVE2WAVE COMMUNICATIONS, INC.

By

Its

          IN WT NESS WHEREOF, each Borrower and Lender have signed this Schedule B as of the date set forth in the heading to the Agreement.

Borrowers:			Lender:

Wilmington Trust Company and George Jeff Mennen as co-trustees ‘Win			GREYSTONE BUSINESS CREDIT II, L.L.C.
November 25, 1970, as amended for the benefit of John Henry Mennen			By

By:	/s/ George Jeff Mennen		Its Authorized Signatory

George Jeff Mennen, Co-Trustee U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen

By:	Wilmington Trust Company, Co-Trustee U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen

	By:	Mark A. Oller, Vice President

WAVE2WAVE COMMUNICATIONS, INC.

By

Its

          IN WITNESS WHERBOF, each Borrower and Lender have signed this Schedule B as of the date set forth in the heading to the Agreement.

Borrowers:			Lender:
Wilmington Trust Company and George Jeff Mennen as co-trustees U/A/D			GREYSTONE BUSINESS CREDIT II, L.L.C.
November 25, 1970, as amended for the benefit of John Henry Mennen			By

Its Authorized Signatory
By:	George Jeff Mennen, Co-Trustee U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen

By:	Wilmington Trust Company, Co-Trustee U/AID November 25, 1970, as amended for the benefit of John Henry Mennen

	By:	/s/ Mark A. Oller
Mark A. Oller, Vice President

WAVE2WAVE COMMUNICATIONS, INC

By

Its

          IN WITNESS WHEREOF, each Borrower and Lender have signed this Schedule B as of the date set forth in the heading to the Agreement.

Borrowers:			Lender:
Wilmington Trust Company and George Jeff Mennen as co-trustees U/A/D			GREYSTONE BUSINESS CREDIT II, L.L.C.
November 25, 1970, as amended for the benefit of John Henry Mennen			By:

By:			Its Authorized Signatory

George Jeff Mennen, Co-Trustee U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen

By:	Wilmington Trust Company, Co-Trustee U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen

	By:	/s/ Mark A. Oiler

Mark A. Oller, Vice President

WAVE2WAVE COMMUNICATIONS, INC.

By:	[Illegible]

Its President

Exhibit A

FORM OF TERM NOTE

$34,000,000	New York, New York
October 12, 2007

                    FOR VALUE RECEIVED, the undersigned, WILMINGTON TRUST COMPANY AND GEORGE JEFF MENNEN AS CO-TRUSTEES U/A/D NOVEMBER 25, 1970, AS AMENDED FOR Tat: BENEFIT OF JOHN HENRY MENNEN and WAVE2WAVE COMMUNICATIONS, INC.(each a “Borrower” and collectively, “Borrowers”), hereby unconditionally promises to pay to the order of GREYSTONE BUSINESS CREDIT II, L.L.C. (“Lender”), a Delaware limited liability company having an address at 152 West 57th Street, 60th Floor, New York, New York 10019, or at such other place as the holder of this Term Note (“Term Note”) may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Thirty-Four Million and No/100 Dollars ($34,000,000). Reference is hereby made to the Loan and Security Agreement between Borrowers and Lender of even date herewith (the “Loan Agreement”) for a statement of the terms and conditions under which the loan evidenced hereby was made and is to be repaid. This Term Note evidences a Term Loan Advance described in the Loan Agreement. Capitalized terms used herein which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

                    The outstanding principal balance of this Term Note shall be payable in full on the Maturity Date. Prior thereto, the Term Note shall be repayable as set forth in the Loan Agreement.

                    Each Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full hereof at the per annum-rate equal to the Prime Rate in effect from time to time plus three and one quarter percent. (3.25%). Following the occurrence and during the continuance of an Event of Default the entire outstanding principal balance of this Term Note shall, at Lender’s option, bear interest until paid in full at a per annum rate equal to the interest rate applicable to the Term Loan from time to time in effect plus two percent (2.00%). Until maturity, interest on the outstanding principal amount hereof shall be payable in arrears on the first day of each month, commencing November 1, 2007 and on the Maturity Date. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand. Interest as aforesaid shall be charged for the actual number of days elapsed over a year consisting of three hundred sixty (360) days. On the actual daily outstanding balance hereof. Changes in the interest rate provided for herein which are due to changes in the- Prime Rate Shall be effective on the date of the change in the Prime Rate.

                    Notwithstanding anything to the contrary contained herein, the aggregate of all interest hereunder and charged or collected by Lender is not intended to exceed the highest rate permissible under any applicable law, but if it should, such interest shall automatically be reduced to the extent necessary to comply with applicable law and Lender will refund to Borrowers any such excess interest received by Lender.

                    Subject to Section 7.2 of the Loan Agreement, Borrowers may, prepay the outstanding principal balance hereof in whole or in part. Any partial prepayment of the Term Loan shall be applied to the unpaid installments of the Term Loan in the inverse order of their maturities.

                    Upon and after the occurrence of an Event of Default, this Tenn Note may, at The option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

                    Payments received by Lender from any Borrower on this Term Note shall be applied to the Obligations as provided in the Loan Agreement.

                    Presentment, demand, protest and notice of presentment, den3aixl, nonpayment and protest are hereby waived by each Borrower.

                    THIS TERM NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE. WITH THE LAWS OF THE STATE OF NEW YORK. If any provision of this Term Note or the application thereof shall be held to be void or unenforceable by any court of competent jurisdiction, such defect shall not affect the remainder of this Term Note, which shall continue in full force and effect. Whenever in this Term Note reference is made to Lender or any Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions- of this Term Note shall be binding. upon each Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

Wilmington Trust Company and GeorgeJeff Mennen as co-trustees U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen

By:

George Jeff Mennen, Co-Trustee U/A/D November 25, 1970, as amended for the - benefit of John Henry Mennen

Term Note

	By:	Wilmington Trust Company, Co-Trustee U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen

By:

Mark A. Oller, Vice President

WAVE2WAVE COMMUNICATIONS, INC.

By

Its

Term Note

EXHIBIT B

WAVEWAVE PRO FORMA PROJECTIONS

	1,618,612	1,634,591	1,652,001		1,928,953	1,969,531	2,007,302	2,046,080	2,058,021	2,130,602	2,170,418	2,216,540	2,261,224	2,308,446	2,352,077	2,399,923
	3,811,022	3,956,474	4,035,530		4,041,888	4,128,451	4,204,456	4,284,748	4,241,174	4,436,028	4,607,002	4,574,647	4,634,651	4,703,583	4,764,739	4,821,918
	541,937	563,632	573,541		584,888	594,429	623,537	632,984	642,110	652,070	662,885	672,340	642,898	692,587	702,293	712,125
	231,907	234,160	236,126		237,082	238,958	240,877	242,663	244,261	245,970	247,446	248,831	250,425	251,927	253,197	254,463
	318,744	320,592	322,605		325,357	328,641	332,515	337,241	342,632	348,147	357,177	368,421	378,162	381,807	466,283	427,540
	504,560	520,783	543,384		551,748	566,025	584,425	575,531	596,562	566,581	606,000	614,772	624,888	634,802	644,764	656,072
	6,960	6,962	6,960		6,960	6,960	6,960	6,960	6,960	6,960	6,960	6,960	6,960	6,960	6,960	6,960
TOTAL REVENUE	7,334,573	7,619,826	7,481,063	[illegible]	7,697,063	7,826,404	7,953,220	8,123,664	8,273,344	8,507,841	8,690,068	8,741,916	8,842,144	[illegible]	9,133,206	9,279,012
	1,004,157	1,048,925	1,048,031		1,019,442	1,106,263	1,129,441	1,143,952	1,160,852	1,180,249	1,217,914	1,241,456	1,266,263	1,221,611	1,317,443	1,343,792
	1,334,708	1,267,674	1,342,610		1,374,284	1,400,568	1,431,348	1,450,090	1,491,018	1,480,496	1,527,078	1,540,941	1,574,015	1,539,552	1,625,634	1,651,466
	(190,222)	(196,430)	(180,827)		(201,826)	(206,100)	(210,325)	(214,340)	(218,267)	(222,018)	(225,822)	(229,074)	(232,381)	(235,560)	(238,570)	(241,448)
	672,779	693,012	710,346		725,348	743,318	758,404	772,225	785,015	790,647	813,200	825,652	840,062	853,564	867,634	881,411
	360,846	363,671	365,185		376,201	379,571	383,184	382,048	384,871	387,198	380,764	391,586	397,924	404,457	401,842	406,223
	837,219	843,634	897,600		910,560	915,456	921,265	926,570	931,635	832,008	848,546	892,758	897,463	1,000,357	1,004,605	1,020,562
	62,214	27,453	23,600		30,310	23,473	23,850	24,296	24,822	25,202	25,880	26,106	26,528	26,964	27,388	27,824
	31,573	31,573	31,573		31,573	31,573	31,573	31,573	31,573	31,573	31,573	31,573	31,573	31,573	31,573	31,573
	2,170	2,226	2,274		2,300	2,347	2,385	2,426	2,462	2,525	2,568	2,611	2,653	2,696	2,740	2,763
	27,420	23,135	28,808		30,716	31,298	31,933	32,515	33,088	33,668	34,240	34,808	35,371	35,962	36,531	37,112
	2,170	2,226	2,274		2,303	2,347	2,385	2,439	2,482	2,525	2,568	2,611	2,653	2,690	2,740	2,763
	7,956	8,162	8,339		8,445	8,607	7,963	8,129	8,274	8,417	1,560	8,702	8,843	8,988	9,133	9,274
	1,447	1,446	1,506		1,536	1,565	1,597	1,628	1,655	1,683	1,712	1,740	1,769	1,796	1,827	1,856
	4,341	4,462	4,640		4,607	4,695	4,790	4,877	4,964	5,050	5,136	6,221	5,308	5,393	5,480	5,567
	167,033	167,848	169,008		171,215	160,438	167,602	158,566	158,471	191,074	190,899	192,512	189,226	190,544	191,768	192,983
	-	-	-		-	-	-	-	-	-	-	-	-	-	-	-
	46,610	88,038	90,873		92,131	93,893	96,756	97,544	99,286	101,008	102,721	104,423	106,113	107,865	109,593	111,336
	4,441,918	4,404,674	4,553,244		4,612,894	4,722,323	4,802,352	4,869,757	4,937,228	4,980,318	5,121,636	5,183,183	4,283,401	5,329,040	5,397,371	5,437,541
GROSS PROFIT	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	3,140,918	3,253,325	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
margin	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	40.1%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	40.9%	40.9%
	946,354	939,480	952,942		971,370	976,414	996,300	1,007,937	1,017,882	1,018,436	1,016,558	1,036,526	1,052,238	1,066,062	1,058,462	1,006,872
	(158,058)	(158,058)	(158,058)		(158,058)	(158,058)	(158,058)	(158,058)	(158,058)	(158,058)	(158,058)	(158,058)	(158,058)	(158,058)	(158,058)	(158,058)
	115,025	115,749	117,507		118,002	118,733	121,345	121,800	124,066	125,260	125,233	127,915	128,220	130,225	132,425	134,531
	105,663	103,875	114,476		106,718	100,797	96,790	88,416	91,012	92,561	94,361	95,723	97,270	98,867	100,481	102,054
	78,853	78,850	78,843		78,832	78,832	78,632	79,632	79,632	79,632	79,632	79,632	79,532	79,632	79,632	79,632
	51,363	51,391	51,356		52,227	52,424	52,649	52,836	52,125	52,966	52,117	52,211	53,087	53,826	54,797	55,066
	723	742	766		756	782	734	813	827	842	856	870	884	859	913	928
	2,170	2,223	2,274		2,303	2,347	2,365	2,438	2,482	2,525	2,566	2,611	2,653	2,696	2,740	2,743
	2,894	2,964	3,032		3,071	3,130	3,183	3,251	3,313	3,367	3,424	3,481	3,537	3,595	3,653	3,711
	14,458	14,840	15,162		14,901	15,004	15,111	15,223	15,340	15,483	15,593	15,731	15,876	16,037	16,206	16,395
	-	-	-		-	-	-	-	-	-	-	-	-	-	-	-
	38,447	38,867	38,388		38,388	39,122	39,816	40,643	41,364	42,087	42,890	43,510	44,214	44,940	45,804	46,390
	53,000	55,000	58,000		53,743	54,771	55,842	56,901	57,957	58,925	59,821	60,913	61,808	62,919	61	64,944
	86,348	86,348	86,348		86,348	86,348	86,348	86,348	86,348	86,348	86,348	86,348	86,348	86,348	86	86,348
	321,429	321,429	321,429		321,429	321,429	321,429	321,429	321,429	321,429	321,429	321,429	321,429	321,429	321	321,429
	135,279	137,237	137,978		140,490	140,438	143,695	146,316	148,929	151,512	154,082	156,634	158,170	161,765	164,330	167,004
	18,000	18,000	18,000		20,000	20,000	20,000	20,000	20,000	20,000	21,000	21,000	21,000	21,000	21,000	21,000
	1,872,847	1,819,554	1,834,629		1,832,332	1,835,844	1,866,480	1,887,678	1,854,483	1,898,824	1,831,454	1,934,480	1,948,431	1,961,416	1,979,332	1,990,736
OPERATING INCOME	[illegible]	[illegible]	[illegible]		[illegible]	1,284,266	1,324,351	1,342,282	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	1,300,117
margin	[illegible]	15.0%	15.7%		16.3%	16.2%	14.8%	17.1%	17.3%	[illegible]	18.0%	18.5%	[illegible]	[illegible]	19.0%	19.4%
	311,667	311,667	311,667		311,667	311,667	444,404	436,094	429,494	421,894	414,494	406,504	399,494	394,494	386,394	339,444
	-	-	-		-	-	-	-	-	-	-	-	-	-	-	-
	468,337	164,570	841,644		460,344	964,737	879,844	986,863	1,022,988	1,102,343	1,134,504	1,186,300	1,241,441	1,302,561	1,374,477	1,490,022
	102,962	629,667	110,168		141,856	145,374	141,820	145,431	148,772	152,757	153,365	156,988	594,215	618,831	647,425	696,667
	808,876	674,863	762,328		738,711	849,352	738,254	913,428	873,388	948,828	878,640	1,003,003	647,227	614,181	727,048	754,736
	407,777	407,777	407,777		407,777	407,777	407,777	407,777	407,777	407,777	407,777	407,777	407,777	407,777	407,777	407,777
	222,835	222,656	224,659		234,363	240,200	243,466	245,487	247,369	249,905	250,811	253,226	251,134	252,480	255,718	257,325
	102,682	129,687	119,169		141,866	145,374	141,830	145,431	148,772	152,757	152,883	156,958	594,215	618,831	647,429	695,667
	311,667	311,667	311,667		311,667	311,667	444,434	436,994	429,494	421,894	414,494	406,964	399,494	394,494	386,894	379,494
	1,944,236	1,071,819	1,062,670		1,096,683	1,104,028	1,237,349	1,234,649	1,233,431	1,232,334	1,225,348	1,224,846	1,662,620	1,674,892	1,697,818	1,711,667
EBITDA	1,846,114	1,748,042	1,838,646	[illegible]	[illegible]	1,995,341	1,976,803	2,046,116	2,107,338	[illegible]	2,032,184	[illegible]	2,239,642	2,356,752	2,424,348	2,481,523
margin	25.4%	22.8%	24.5%		25.8%	24.6%	24.9%	25.2%	25.5%	[illegible]	25.2%	[illegible]	25.0%	[illegible]	26.5%	[illegible]

EXHIBIT C

Pledge Supplement

                    This Pledge Supplement is dated as of_______________, 20 and is provided in accordance with the terms of the Pledge Agreement referenced below. The undersigned directs that this Pledge Supplement be attached to the Pledge Agreement, dated as of October [   ],2007, between the undersigned, an Affiliate of the undersigned and GREYSTONE BUSINESS CREDIT II, L.L.C. in its capacity as Lender (the “Pledge Agreement”; capitalized terms used and not defined herein having the meanings assigned thereto in the Pledge Agreement) and that the equity interests listed below shall be deemed to be part of the Collateral.

                    The undersigned hereby certifies that the representations and warranties in Section 3 of the Pledge Agreement are and continue to be true and correct, both as to the shares, instruments and any other property pledged prior to this Pledge Supplement and as to the shares, instruments and any other property pledged pursuant to this Pledge Supplement. The undersigned further agrees that this Pledge Supplement may be attached to the Pledge Agreement and that the Stock listed on this Pledge Supplement are a part of the Stock referred to in the Pledge Agreement and shall secure all Obligations referred to in the Pledge Agreement. Pursuant to the terms hereof and of the Pledge Agreement, Lender has a valid second lien and security interest in 65% of the Stock of RNK, Inc. (and a valid first lien and security interest in 35% of the Stock of RNK, Inc.), free and clear of all other claims, and subject to no pledgeS, hypothecation, mortgages, security interest, charges or other encumbrances, except those in favor of Seller and Lender.

Assignor	Issuer	Class of Interest	Certificate(s) of Shares	Number of Shares	Percentage of Outstanding Shares

Wave2Wave Communications, Inc.	RNK, Inc.	Common	[ ]	201,057	100%

		,		.	.

WAVE2WAVE COMMUNICATIONS, INC.

By

Name

Title

GREYSTONE BUSINESS CREDIT II, L.L.C.

STOCK PLEDGE AGREEMENT

                    This Stock Pledge Agreement dated as of ________________ (the “Pledge Agreement”) is executed by RNK, INC., a Massachusetts corporation (“Assignor”), whose address is c/o Wave2Wave Communications, Inc., 433 Hackensack Avenue, Hackensack, New Jersey 07601, to and for the benefit of GREYSTONE BUSINESS CREDIT II, L.L.C., a Delaware limited liability company, as Lender under the Loan and Security Agreement described below (“Lender”), whose address is 152 West 57th Street, 60th Floor, New York, New York 10019.

RECITALS:

                    A. Lender has made loans (the “Loans”) to Wilmington Trust Company and George Jeff Mennen as co-trustees U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen (the “Mennen Trust”) and Wave2Wave Communications, Inc., a Delaware corporation (“Wave2Wave” and, together with the Mennen Trust, each a “Borrower”and collectively the “Borrower?) under and pursuant to that certain Loan and Security Agreement dated as of October 2007, executed by and among Borrowers and Lender (as amended, supplemented or modified from time to time, the “Loan Agreement”).

                    B. As a condition to Lender entering into the Loan Agreement and making the Loans, Lender required that upon the receipt of the final Regulatory Approval (as defined in the Loan Agreement) that Assignor join into the Subsidiary Guaranty (as defined in the Loan Agreement) pursuant to that certain Joinder Agreement of even date herewith (the “Joinder Agreement”) in order to guaranty all obligations of Borrowers to Lender under the Loan Agreement.

                    C. As a further condition to Lender entering into the Loan Agreement and making the Loans, Lender required that Assignor join into the Subsidiary Security Agreement (as defined in the Loan Agreement) pursuant to the Joinder Agreenient and enter into this Pledge Agreement in order to grant the security interests contemplated thereby in order to secure the payment and performance of Assignor’s obligations hereunder and under the Subsidiary Guaranty.

                    NOW, THEREFORE, for and in consideration of the foregoing premises, which are hereby incorporated herein as true, and the mutual promises and agreements contained herein, Assignor and Lender hereby agree as follows:

AGREEMENTS:

                    1. Grant of Security Interest. To secure the Obligations described in Paragraph 2, Assignor hereby assigns, pledges and grants to Lender as a secured party and a secured creditor under the Uniform Commercial Code of New York, in effect from time to time (the “UCC), a security interest in and to the following (collectively, the “Collateral”):

                    (a) together with all voting rights thereto, the shares of the capital stock, membership interests, partnership interests and other equity interests of any the corporations, limited liability companies, limited partnerships or other legal entities (collectively, the “Issuers”

and each, an “Issuer”) as evidenced by the Certificates set forth on Schedule I attached hereto (collectively, the “Certificates”), together with any capital stock, membership interests, partnership interests and other equity interests of any Issuer delivered to Lender pursuant to Section 4(b) hereof or otherwise in the possession of Lender and any and all other shares of the capital stock, membership interests, partnership interests and other equity interests of any Issuer hereafter owned or acquired by Assignor by reason of a stock dividend or a sale. or other transfer of the capital stock of any Issuer by Assignor, as a result of or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, • stock split, spin-off or split-off, together with all substitutions or replacements of any of the foregoing (and any such additional shares of capital stock, membership interests, partnership interests and other equity interests, with respect to which the Assignor shall execute and deliver to Lender a pledge supplement in the form of Exhibit A attached hereto (a “Pledge Supplement”) (all of the foregoing together with any other stock in any. Issuer required to be pledged and delivered hereunder being collectively referred to herein as the “Stock”);

                    (b) the Certificates and any and all other certificates now or hereinafter in the possession of Assignor or Lender evidencing the Stock, together with any stock powers therefor;

                    (a) all payments, income and dividends (whether in cash, stock or other property), liquidating dividends, stock warrants, stock options, stock rights, subscription rights, securities of any Issuer or any other distribution’s of any other property which Assignor as now or may hereafter be entitled to receive on account of the Stock (collectively, the “Distributions”;) and

                    (d) any and all products and proceeds of any kind of any and all of the foregoing Collateral, including the proceeds of any insurance thereon, now or hereafter owned or acquired by Assignor.

                    2. Obligations. The obligations secured by this Pledge Agreement (the “Obligations”) are the following:

                    (a) any and all obligations and liabilities of Assignor to Lender whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing, and however created, evidenced or arising, including, but not limited to, the obligations and liabilities of Assignor arising under and pursuant to the Loan Agreement and any and -all extensions or renewals thereof or replacements or substitutions therefor;

                    (b) any and all sums advanced by Lender in order to preserve the Collateral or to perfect its security interest in the Collateral; and

                    (c) in the event of any proceeding to enforce the collection of the Obligations, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by Lender of its rights in the event of a default under any agreement between Assignor and Lender, together with reasonable attorneys’ fees and court costs.

                    3. Representations and Warranties. Assignor represents and warrants to Lender as follows:

                    (a) Assignor is duly formed and validly existing under the laws of the Commonwealth of Massachusetts. Assignor has full and adequate power to carry on and conduct its business as presently conducted, and is duly licensed or qualified in all foreign jurisdictions in which any failure to do so would have a material adverse effect on Assignor.

                    (b) The exact legal name of Assignor is as set forth in the preamble of this Agreement, and, except as set forth in the schedules attached to the Joinder Agreement, Assignor does not currently conduct, nor has it during the last five (5) years conducted, business under any other name or trade. name. Assignor will not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure, except that Assignor may change its name with at least thirty days’ prior written notice to Lender.

                    (c) Assignor has full right, power and authority, without obtaining the consent of any other person, body or governmental agency, to enter into and deliver this Pledge Agreement, to pledge, assign and grant a security interest in and deliver the Collateral to Lender, and to perform all of its duties and obligations under this Pledge Agreement.

                    (d) All necessary and appropriate action has been taken on the part of Assignor to authorize the execution and delivery of this Pledge Agreement. This Pledge Agreement is a valid and binding agreement and contract of Assignor in accordance with its terms. No basis presently exists for any claim against Lender or any Lender under this Pledge Agreement or with respect to the enforcement thereof, and this Pledge Agreement is subject to no defenses of any kind.

                    (e) The execution, delivery and performance by Assignor of this Pledge Agreement and any other documents or instruments to be executed and delivered by Assignor in connection therewith is valid, binding and enforceable against Assignor, and shall not: (i) violate or contravene articles of incorporation or bylaws or comparable documents of Assignor or any existing law or regulation or any order, writ, injunction or decree of any court or governmental authority, or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which Assignor is a party, or by which Assignor or any of its property or assets may be bound, and will not result in the creation or-imposition of any security interest in any properties pursuant to the provisions of any such mortgage, indenture, contract or other agreement.

                    (f) To the best of Assignor’s knowledge, no condition, circumstance, document, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefore exists which (i) could adversely affect the validity or priority of the liens and security interests granted to Lender hereunder, (ii) could materially adversely affect the ability of Assignor to perform the obligations under this. Pledge Agreement, (iii) would constitute an Event of Default hereunder or (iv) would constitute such an Event of Default with the giving of notice or lapse of time or both.

                    (g) None of the actions contemplated by this Pledge Agreement are in violation of or restricted by any restrictive agreement, stop transfer order, any legend appearing on the certificates evidencing any of the Collateral consisting of Stock, the Securities Act of

1933; as amended, the Securities Exchange Act of 1934, as amended, any state blue-sky or securities law, any federal or provincial blue-sky or securities law, or any rule or regulation issued under the foregoing acts and laws.

                    (h) Assignor is the beneficial and record owner of the Collateral purported to be owned by it. All of the Collateral is free of all pledges, hypothecation, mortgages, security interests, charges or other encumbrances, except those in favor of Lender, Seller (as permitted hereunder) and Permitted Liens of the type described in clause (iii) of the definition thereof.

                    (i) All of the Stock pledged hereunder has been and continues to be duly and validly authorized and issued, fully paid and nonassessable shares of each Issuer of such stock, and was not issued in violation of any preemptive rights or any agreement by which such Issuer is bound.

                    (j) Assignor has either previously or simultaneously herewith delivered to Lender the Certificates for all of the Stock, together with appropriate stock powers therefor executed in blank by the Assignor.

                    (k) Upon delivery of the duly executed Pledge Agreement and any Certificates evidencing all of the Stock, together with stock powers therefor, Lender shall have a valid first lien and security interest in all of the Collateral hereunder (subject only to the following sentence), free and clear of all other claims, and subject to no pledges, hypothecation, mortgages, security interest, charges or other encumbrances, except in favor of Lender.

                    4. Covenants. Until the Obligations have been satisfied and discharged in full, Assignor covenants to and agrees with Lender as follows:

                    (a) Assignor shall not sell, assign, deliver, convey or otherwise dispose of or transfer, or create, grant, incur or permit to exist any pledge, mortgage, lien, security interest, charge or other encumbrance whatsoever in or with respect to the Collateral hereunder or any interest therein.

                    (b) Assignor shall promptly deliver to Lender a Pledge Supplement, duly executed by the Assignor, with respect to shares of any additional capital stock, membership interests, partnership interests or any other equity interests of any Issuer. Assignor hereby authorizes Lender to attach each Pledge Supplement to this Agreement.

                    (c) If, at any time following an Event of Default hereunder, Assignor receives or is. entitled to receive into its possession any payments, checks, instruments, chattel paper, dividends on account of or in respect of the Collateral, or any other Collateral or proceeds thereof, Assignor shall accept such Collateral as Lender’s agent, in trust for Lender without commingling such Collateral with any other property of Assignor and shall, upon receipt, immediately deliver such Collateral to Lender in the exact form so received, with any necessary endorsement of such Assignor or stock powers executed by Assignor in blank.

                    (d) After any Event of Default has occurred and is continuing, Lender may exercise (to the exclusion of Assignor) the voting power and all other incidental rights of ownership with respect to the Stock or other shares of stock or ownership interests constituting

Collateral. Assignor hereby grants Lender an irrevocable •proxy, under such circumstances, to vote the Stock and such other Collateral. Assignor hereby covenants to promptly deliver to Lender such additional proxies, stock powers, appointments and other documents as may be necessary to allow Lender to exercise such voting power and other incidental ownership rights. The proxy, voting rights and other rights under this Section 4(d) are coupled with an interest and are irrevocable.

                    (e) Assignor will, at all times and from time to time, defend. the Collateral against any and all claims of any person or party whose claims are adverse to the claims, rights or interest of Lender, and Assignor ,shall indemnify and hold Lender harmless from any and all such adverse claims. Assignor shall bear all risk of loss, damage and diminution in value with respect to the Collateral, and Assignor agrees that neither Lender nor any Lender shall have any liability or obligation to Assignor with respect to, and is hereby released by Assignor from any of, the foregoing.

                    (f) At any time and from time to time after the occurrence of an Event of Default (as hereinafter defined) which is continuing uncured and unwaived, Assignor shall, upon request of Lender, execute and deliver to Lender any proxies, stock powers or assignments with respect to any of the Stock, or endorse any instruments or chattel paper with respect to the Collateral as so requested.

                    5. Events of Default. Assignor shall be in default under this Pledge Agreement upon the occurrence of any one or more of the following events or conditions (an “Event of befault”):

                    (a) Assignor shall default in the performance or fail to perform any promise, covenant or agreement to be performed by Assignor hereunder;

                    (b) any misrepresentation or breach of any warranty by Assignor in this Pledge Agreement; and

                    (c) any other Event of Default under the Loan Agreement.

                    6. Rifts and Remedies.. of. Lender. Upon the happening or occurrence. of an Event of Default hereunder which is continuing uncured and unwaived, and at any time thereafter and fioin tinie’to tithe, Lender shall have all Of the rights and remedies of a-secured party under the Uniform Commercial Code as enacted in and then in effect in New York. In addition,. Lender shall also have.* following rights and remedies:

                    (a) Without further notice to Assignor, Lender shall have the right and be entitled to notify any Issuer of any of-the Stock to make payment to Lender and to receive all Distributions to be applied toward the satisfaction of the Obligations and to exercise all voting, conversion, exchange, subscription or other corporate rights, privileges or options pertaining to such Stock.

                    (b) Lender shall have the right, at its discretion, to transfer to or register in the name of Lender or any nominee of Lender any of the Collateral.

                    (c) Without demand, notice or advertisement, all of which are hereby expressly’ waived to the extent permitted by applicable law, Lender may sell, pledge, transfer or otherwise dispose of, or enter into an agreement with respect to the foregoing, or otherwise realize on the Collateral and any other Collateral, or any part thereof, at any broker’s board or on any exchange ‘or at public or private sale or sales, held at such place or places in the City of New York, New York or otherwise, and at such time or times within ordinary business hours, for a purchase price or prices in cash or, without assuming any credit risk or thereby discharging the Obligations to the extent of said purchase price until paid in cash and reserving the right to resell the Collateral upon the failure of said purchaser to so pay the purchase price therefor, upon credit or future delivery, and upon such other terms and conditions as Lender deems satisfactory, and, if required by law, as set forth in any applicable notice. Lender shall not be obligated to make any such sale pursuant to any such appliCable notice required by law. Lender may, without notice or publication, adjourn any such sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. Lender, for its own account, may purchase any or all of the Collateral at any public sale and, in lieu of payment of the purchase price therefor, may set off or apply the purchase price against the Obligations. Lender is authorized, at any sale, if it deems it advisable so to do, to restrict the prcispective bidders or purchasers to financially reputable persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or sale of any of the Collateral. Upon any such sale, Lender shall have the right to deliver, assign, and transfer to the purchaser thereof, including Lender, that portion of the Collateral so sold. Each purchaser, including Lender, at any sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of Assignor, and Assignor hereby specifically waives and releases all rights of redemption, stay or appraisal which it has or may have under any rule or law or statute now existing or hereafter adopted. Lender, however, instead of exercising the power of disposition herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the pledge and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. After deducting from the proceeds of the foregoing sale or other disposition of said Collateral, all expenses incurred by Lender in connection therewith (including reasonable attorneys’ fees), Lender shall apply such proceeds towards the satisfaction of the Obligations and shall account to the Assignor for any surplus of such proceeds.

                    (d) If at any time after the occurrence and during the continuance of an Event of Default without cure or waiver, in the opinion of counsel for Lender, any proposed disposition of Collateral hereunder requires registration, qualification, notification, or other action under or compliance with any state blue sky or securities law or the Federal Securities Act of 1933, as amended, or any rules or regulations thereunder (collectively, the“Securities Laws ”), Assignor, at the request of Lender, will as expeditiously, as possible use its best efforts to take such action or cause such action to be taken, comply or cause compliance with such Securities Laws and maintain such compliance or cause such compliance to be maintained for such period as may be necessary to permit such disposition. Assignor acknowledges that a breach of the above covenant contained in this Section 6 may cause irreparable injury to Lender and that Lender will have no adequate remedy at law with respect to such breach, and consequently, Assignor agrees that the above covenant shall be specifically enforceable and Assignor hereby waives, to the extent such waiver is enforceable under law, and agrees not to assert any defenses against an action for specific- performance of covenant. In connection with the foregoing, Assignor will (i) pay all expenses imposed on or demanded of Lender or any Lender under the Securities Laws in connection with such compliance, including the expense of furnishing to Lender an adequate number of copies of the prospectus contained in any such registration statement, (ii) indemnify and hold Lender harmless from and against any and all claims and liabilities caused by any untrue statement of a material fact or omission to state a material fact required to be stated in any registration statement, offering circular or prospectus used in connection with such compliance, or necessary to make the statements therein not misleading, and (iii) pay all expenses (including reasonable attorneys’ fees) incurred by Lender in specifically enforcing the above covenant.

The rights and remedies provided herein, in the Loan Agreement and in any other agreements between Assignor. and Lender are cumulative and are in addition to and not exclusive of the rights and remedies of a secured party under the Uniform Commercial Code and any other rights or remedies provided by applicable law. Assignor hereby (i) names, constitutes and appoints Lender as such Assignor’s proxy and attorney-in-fact in Assignor’s name, place and stead, (ii) authorizes Lender to take, at any time after the occurrence of a Default or Event of Default’ without the appropriate signature of Assignor, any action to take any action for and on behalf of Assignor which is required of Assignor or permitted to be taken by the Lender hereunder, including, without limitation, voting any and all of the Stock or other securities, as such proxy may elect, for and in the name, place and stead of Assignor, as to all matters corning before Shareholders, and (iii) acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. The rights, powers and authority of said proxy and attorney-in-fact shall remain in full force and effect, and shall not be rescinded, revoked, terminated, amended or otherwise modified, until all Obligations have been fully satisfied.

                    7. No Duty Concerning Collection on Collateral. Lender shall not be liable for its failure to give notice to Assignor of a default under any. agreement between Assignor and Lender. Lender shall not be liable for its failure to use diligence to collect any amount payable in respect to the Collateral, but shall be liable only to account to the Assignor for what Lender may actually collect or receive thereon.

                    8. Further Assurances. Assignor hereby irrevocably. .authorizes the Lender at any time and from-time to time file in any jurisdiction any initial Uniform Commercial Code finaecing statements and/or amendments-thereto naming the Lender, as Secured Party, and Assignor, as Debtor, that (a) describe’ the Collateral, and (b)- contain -any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, and which shall evidence the Lender’s perfection of a security interest in such Collateral as security for the Obligations. Assignor, upon demand, shall furnish to the Lender such further information, execute and deliver such other- documents and do all such other acts and things as the Lender may at any time, or from time to time, reasonably request as being necessary or appropriate to establish and maintain a perfected first security interest in the Collateral (subject to the lien of the Seller permitted hereunder and Permitted Liens of the type described in clause (iii) of the definition thereof)or to otherwise evidence, document or conclude the transactions contemplated hereby, including, without limitation, registering any Stock pledged hereunder with each Issuer of the Stock in the event such. Stock is at any time uncertificated. Assign. or shall pay all costs and expenses of registering such Stock or of filing such financing statements, of all searches of records, wherever filing or recording or searching of records is deemed by the Lender to be necessary and desirable, or otherwise incurred by the Lender in carrying out the provisions of this Pledge Agreement. A photographic, carbon or other reproduction of this Pledge Agreement shall be sufficient as a financing statement.

                    9. Reserved.

                    10. Care in Custodv. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral and in protecting any rights with respect writing, but failure of Lender to comply with any such request shall not of itself by deemed a failure to exercise reasonable care, provided, however, that in any event Lender’S responsibility for the safekeeping of the Collateral shall not extend to matters beyond the control of Lender, including, without limitation, acts of God, war, insurrection, riot, governmental actions or acts of any corporate or other depository.

                    11. Waiver of Defenses. No renewal or extension of the time of payment of the Obligations; no release or surrender of, or failure to perfect or enforce any security interest for the Obligations; no release of any person primarily or secondarily liable on the Obligations (including any maker, indorser, or guarantor); do delay in enforcement of payment of the Obligations; and no delay or omission in exercising any right or power with respect of the Obligations or any security agreement securing the Obligations shall affect the rights of Lender in the Collateral. AsSignor hereby waives presentment, protest, demand, notice of dishonor or default, notice of any loans made, extensions granted, or other action taken in reliance hereon and all demands and notices of any kind in connection with the Obligations.

                    12. Waiver of .Assignor’s Subrogation Rights. In case of the death, legal incompetency or insolvency (howsoever evidenced) of Borrower, or in case of any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution, liquidation or receivership proceeding is instituted by or against Borrower, all Obligations then existing shall, without notice to anyone, immediately become due or accrued and be payable, jointly and severally, from Assignor. If bankruptcy or reorganization proceedings at any time are instituted by or against 13errower under.the UnitedStates Bankruptcy Code, Assignor hereby: (a)• expressly and irrevocably. waives; to the fiilleSt extent possible, on behalf of itself and its successors and assigns and any other person, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accornmbdated, to a holder or transferee against a maker, or to the holder of a claim against any person, and which Assignor may have or hereafter acquire against any person in connection With or as a result of Assignor’s execution, delivery and/or performance of this Pledge Agreement, or any other documents to which Assignor is a. party or otherwise; (b) expressly and irrevocably waives any “claim” (as such term is defined in the United States Bankruptcy Code) of any kind against Borrower, and further agrees that it shall’ not have ‘or assert any such rights against any person (including any surety), either directly or as an attempted set off to any action commenced against Assignor by Lender or any other person; and (c) acknowledges and agrees that (i) this waiver is intended to benefit Lender and shall not limit or otherWiSe effect Assignor’s liability hereunder or the enforceability of this Pledge Agreement, (ii) Borrower and its successors and assigns are intended third party beneficiaries of this waiver, and (iii) the agreements set forth in this Section and Lender’s rights under this Section shall survive payment in full of the Obligations.

                     13. Waiver by Lender. No course of dealing between.Assignor and Lender, nor any failure to exercise, nor any delay in exercising any right, remedy, power or privilege of Lender hereunder, under the Loan Documents or under any other agreement entered into between Assignor and Lender, shall operate as a waiver thereof. No waiver by Lender of any Event’ of Default or any right or remedy hereunder, under the Loan Agreement or under any document or agreement shall constitute a waiver of any other event of default, right or remedy of Lender, nor of the same event of default, right or remedy º lira future occasion.

                     14. Reinstatement. To the maximum extent not explicitly prohibited by applicable law, this Pledge Agreement shall continue to be effective or be reinstated if at any time any amount received by the Lender in respect of the Obligations hereunder or any other Loan Document is rescinded or must otherwiSe be restored or returned by the Lender upon the” insolvency, bankruptcy, dissolution, liquidation or reorganization of Assignor or any:Issuer or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for Assignor or any Issuer or any substantial part of Assignor’s or any Issuer’s assets, or otherwise, all as though such payments had not been made.

                     15. Governing Law; Severability. This /ledge Agreement has been made and entered into in New York and shall be governed by and construed in accordance with the laws of the State of New York. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

                     16. Successors and Assigns, This Pledge Agreement and all rights and liabilities hereunder and in and to any and all Collateral shall inure to the benefit of Lender and their successors and assigns, and shall be binding on Assignor, its successors and assigns. Notwithstanding-any other provision set forth in this Pledge Agreement, the Lender may at any time, without the consent of any Borrower, -assign, sell; convey, pledge, hypothecate, or otherwise encumber any or all of its rights and benefits under this Pledge Agreenient, the other Loan Documents or the Collateral.

                     17. Notice. Any notice of any sale, lease, other disposition, or other intended action by Lender shall be deemed reasonable if in writing, addressed to Assignor at the address set forth above, or any other address designated in a written notice by Assignor previously received by Lender and deposited, first class postage prepaid, in the United States mails five (5) days in advance of the intended disposition or other intended action, provided, however, that the foregoing shall not preclude the fact that failure to give such notice or notice by other means may be reasonable under the particular circumstances involved.

                     18. Duration and Effect. This Pledge Agreement shall remain and continue in full force and effect (notwithstanding, withoutlimitation, the dissolution of Assignor) from the date hereof until all of the Obligations have been fully and completely paid, satisfied and discharged (other than contingent indemnification obligations that by their terms survive the termination of this Pledge Agreement or any other Loan. Document). Thereupon, this Pledge Agreement shall terminate and Lender shall release any Collateral still held by it which has not been sold or otherwise disposed of in accordance. with Section .6 hereof and applied toward the satisfaction of the Obligations hereunder, and Lender shall deliver any such Collateral to the Assignor, together with any necessary stock powers or assignment executed by Lender in blank, at Assignor’s expense. Assignor acknowledges that this Pledge Agreement is and shall be effective upon execution by Assignor and delivery to and acceptance hereof by Lender, and it shall not be necessary for Lender to execute any acceptance hereof or otherwise to signify or express its acceptance hereof to Assignor.

[Signature Page Follows]

GREYSTONE BUSINESS CREDIT If, L.L.C.

          IN WITNESS WHEREOF, Assignor and Lender have duly executed and delivered this Stock Pledge Agreement as of the date first above written.

ASSIGNOR;

ATTEST:	RNK,
a Massachusetts corporation

By:	By:

Name:	Name:

Title:	Title:

LENDER:

GREYSTONE BUSINESS CREDIT II, L.L.C., a Delaware limited liability company, as Lender

By:

Name:

Title:

Signature Page to Stock Pledge Agreement

SCHEDULE I

PLEDGED STOCK

Assignor	issuer	Class of Interest	Certificate Number(s)	Number of shares of Stock	Percentage of Outstanding Stock

RNK, Inc.	RNK VA, LLC	MeMbership interest	N/A	N/A	100%

GREYSTONE BUSINESS CREDIT

Exhibit A

Pledge Supplement

          This Pledge Supplement is dated as of ____________, 20_ and is provided in accordance with the terms of the Pledge Agreement referenced below. The undersigned directs that this Pledge Supplement be attached to the Pledge Agreement, dated as of________ 200 between the undersigned and GREYSTONE BUSINESS CREDIT II, L.L.C. in its capacity as Lender (the “Pledge Agreement”; capitalized terms used and not defined herein having the meanings assigned thereto in the Pledge Agreement) and that the equity interests listed below shall be deemed to be part of the Collateral.

          The undersigned hereby certifies that the representations and warranties in Section 3 of the Pledge Agreement are and continue to be true and correct, both as. to the shares, instruments and any other property pledged prior to this Pledge Supplement and as to the shares, instruments and any other property pledged pursuant to this Pledge Supplement. The undersigned further agrees that this Pledge Supplement may be attached. to the Pledge Agreement and that the Stock listed on this Pledge Supplement are a part of the Stock referred to in the Pledge Agreement and shall secure all Obligations referred to in the Pledge Agreement.

Assignor	Issuer	Class of Interest	Certificate(s) of Shares	Number of Shares	Percentage of Outstanding Shares

I -[	[ 1	1 i	L i	1	1-1%

RNIC, INC.

By

Name

Title

Exhibit A

ISSUER ACKNOWLEDGEMENT

          The undersigned hereby acknowledge receipt of the foregoing Stock Pledge Agreement dated as of executed by RNIC, INc., a Massachusetts corporation (“Assignor”) to and for the benefit of Greystone Business Credit II, L.L.C., as Lender, and agrees to pay all payments, income and dividends (whether in cash, stock or other property), liquidating dividends, stock warrants, stock options, stock rights, subscription rights, securities of the undersigned and any other distributions of any other property which Assignor is now or may hereafter be entitled to receive on account of the Stock directly to the order of Greystone Business Credit II, L.L.C.

Dated this____ day of__________, 20_.

Ai ZEST:	RNK VA, LLC,
a Virginia limited liability company

By:	By:

Name:	Name:

Title:	Title:

Acknowledgment to Pledge Agreement

JOINDER AGREEMENT

This Joinder Agreement dated as of ____________________, 2007 is by and among RNK, Inc., a Massachusetts- corporation, and RNK VA, LLC, a Virginia limited liability company (“RNK”) (collectively, the “Companies” and each a “Company”), Greystone Business Credit II, L.L.C., as Lender, Wave2Wave Communications, Inc., a Delaware corporation (“Borrower Representative”) Wave2Wave VolP Conamimications, LLC, a Delaware limited liability company, Wave2Wave Data Communications, LLC, a Delaware limited liability company, and Wave2Wave Communications Mid-West Region, LLC, a Delaware limited liability company.

                    WHEREAS, Borrower Representative and the Wilmington Trust Company and George Jeff Mennen as co-trustees U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen (the “Mennen Trust” and collectively with Borrower Representative, “Borrowers” and each a “Borrower”), and Lender have entered into a Loan Agreement dated as of October 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

                    WHEREAS, each of Wave2Wave VoIP Communications, LLC, a Delaware limited liability company, Wave2Wave Data Communications, LLC, a Delaware limited liability company, and Wave2Waire Communications Mid-West Region, LLC, a Delaware limited liability company, have executed and. delivered the Subsidiary Guaranty to guaranty all of the obligations of Borrowers under the Loan Agreement and the other Loan Documents, executed and delivered the Subsidiary Security Agreement to secure each of their obligations under the Subsidiary Guaranty and documents related thereto and executed and delivered the Seller Subordination Agreement to provide for the subordination of certain indebtedness to the Obligations; and

                    WHEREAS, pursuant to the terms of the Loan Agreement, Borrower Representative has asserted that the final Regulatory Approval has been obtained and Borrower Representative acknowledges that it is a condition under the Loan Agreement that each of the Companies join the Subsidiary Guaranty, the Subsidiary Security Agreement and the Seller Subordination Agreement as parties thereto;

                    NOW THEREFORE, the parties hereto hereby agree as follows:

          Section 1. Definitions. Capitalized terms used in this Joinder Agreement, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement or, if not defined therein, in the Security Agreement.

          Section 2. Joinder. Subject to the terms and conditions of this Joinder Agreement, each Company is hereby joined to the Subsidiary Guaranty, the Subsidiary Security Agreement and the Seller Subordination -Agreement, and each Company hereby agrees to be bound by the terms and conditions (including without limitation all of the representations and Warranties and covenants, as qualified by the attached schedules referred to below) of each Loan Document to which a Guarantor (as such term is defined in the Subsidiary Guaranty), Grantor (as such term is defined in the Subsidiary Security Agreement) or a Loan. Party (as such term is defined in the Seller Subordination Agreement) is a party, including without limitation the Subsidiary Guaranty, the Subsidiary Security Agreement and the Seller Subordination Agreement, as a Guarantor, a Grantor or a Loan Party as applicable, in each case as if such Company were a direct signatory thereto. In furtherance of the preceding sentence, without limiting any provision of any Loan Document to which each Company is now becoming a party and in accordance with the-terms of the Loan Documents, each Company acknowledges that it is an Obligor and agrees to be jointly and severally “liable with the Borrowers and all other Obligors for the Obligations, whether currently or hereafter outstanding.

          Section 3. Grant of Security Interest. TO secure the full payment and performance of the Guarantied Obligations, each Company hereby assigns to Lender and grants to Lender a continuing security interest in the following .property of such Company, whether tangible or intangible, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located (all being collectively referred to herein as the “Collateral”):

          (a) all Accounts and all Goods whose sale, lease or other disposition by such Company has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Company;

          (b) all Chattel Paper, Instruments, Documents and General Intangibles (including all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill; copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights tO indemnification);

          (c) all Inventory;

          (d) all Goods (other than Inventory), including Equipment, vehicles and Fixtures;

          (e) all Investment Property; . all Deposit

                Accounts, bank accounts, deposits and cash;

          (g)”’ all Letter-of-Credit Rights;

          (h) all Commercial Tort Claims listed in Section 14 of Schedule A;

          (i) all Supporting Obligations;

          (j) any other property of any Company now or hereafter in the possession, custody or control of Lender or any agent or any parent, Affiliate or Subsidiary of Lender or any participant with any Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and

          (lc) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property, and all of such company’s books and records relating to any of.the foregoing and to such Corapany’S business. • ’

          Notwithstanding anything to the contrary in this Section 3, the types or items of Collateral of Companies shall not include (i) any rights or interest in any contract, license, or license agreement that is now or hereafter held by any Company but only-to the extent that such item contains a term or is subject to a rule of law, statute or regulation that restricts, prohibits, or, requires a consent (that has not been obtained) of a Person (other than an Obligor) to, the creation, attachment or perfection of the security interest granted herein, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC) (provided, however, that (A) the provisions of this clause (i) shall not include, any Proceeds of any such item and (B) any such item that at any time ceases to satisfy the criteria of this clause (i) (whether as a result of obtaining any necessary consent, any change in any rule of law, statute or regulation, or otherwise), shall be Collateral hereunder), and (ii) any equipment or other property now existing or hereafter- acquired- in-accordance with clause (1) of the definition of Permitted Liens in the Loan Agreement and which is subject to a lease or other financing arrangement, the terms of which prohibit the granting of a lien or security interest in such property.

          Section 4. Effectiveness. This Joinder Agreement shall be effective upon the execution and delivery hereof by the parties hereto.

          Section 5. Representations and Warranties. Each Company represents and warrants to Lender that after giving effect to the consummation of this Joinder Agreement (i) each of the representations and warranties of each Company set forth in the Subsidiary Guaranty, the. Subsidiary Security Agreement, the Seller Subordination Agreement and the other Loan Documents are true, correct and complete in all material respects as of the date here,64 and (ii) no Default or Event of Default has •occurred and is continuing. After the execution and delivery by each Company Of this Joinder Agreement, each Company shall be deemed to have made, the representations and warranties as a Guarantor, a Grantor or a Loan Party, as applicable, at the times required by thetean Document.

          Section 6. Schedules to Security Agreement. To make the schedules to the Subsidiary Security Agreement true, correct and complete, each Grantor and each Company hereby agree that the schedules to the Subsidiary Security Agreement are each hereby supplemented as set forth on the correspondingly numbered schedules attached hereto.

          Section 7. Scope. Except as expressly modified by this Joinder Agreement, the Subsidiary Guaranty, the Subsidiary Security Agreement, the Seller Subordination Agreement and all of the other Loan Documents shall remain in full force and effect as executed.

          Section 8. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          Section 9. Counterparts; Electronic Signatures. This Joinder Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Joinder Agreement. Receipt by telecopy or electronic portable format (pdf)of any executed signature page to this Joinder Agreement shall constitute effective delivery of such signature page.

[signature page follows]

          -         IN WITNESS WHEREOF; this Joinder Atteement haS bedn duirexeCtited as of the date - first above written.

RNK, INC., a Massachusetts corporation

By:

Name:

Title:

RNK VA, LLC, a Virginia limited liability company

By:

Name:

Title:

WAVE2WAVE COMMUNICATIONS, INC., as Borrower Representative

By:

Name:

Title:

WAVE2WAVE VOIP COMMUNICATIONS, LLC

By:

Name:

Title:

WAVEZWAVE DATA COMMUNICATIONS, LLC

By:

Name:

Title:

WAVE2WAVE COMMUNICATIONS MIDWEST REGION, LLC

By:

Name:

Title:

GREYSTONE BUSINESS CREDIT II, L.L.C., as Lender

By:

Name:

Title:

SCHEDULES

9. Information:

(a) Prior Names of each Grantor:

(i) RNK, Inc.

None.

(ii) RNK VA, LLC

None.

(b) Prior Trade Names of each Grantor:

(i) RNK, Inc.

None.

(ii) RNK VA, LLC

None.

(c) Exitting Trade Names of each Grantor:

(i) RNK, Inc.

RNK Communications
RNK Telecom

RNK VoIP

RNK Prepaid

RNK Connect

RNK Carrier

Half-Priced Telecom

Phone Number Bank Dial

aroundtheworld.com

          RNK VA, LLC

None.

(d) Chief Ettentive Office of each Grantor:

(i) RNK, Inc.

333 Elm St., Suite 310, Dedham, MA

          RNK. VA, LLC

333 Elm St., Suite 310, Dedham, MA

(e) Other Locations:

(i) RNK,

Leased Facilities

175 The Great Road
Bedford, MA 01730

333 Elm St.
Dedham, MA 02026 •

Co-Location Facilities

60 Page St. •
Bedford, MA 01730

300 Carpenter St.
Providence, RI 02909

1 Sundial Ave.
Manchester, NH 03103

60 Hudson St.:
New York, NY 10013

50 NE 9th Street.
Miami, FL 33132

165 Halsey St.
Newark, NJ 07102

(ii) RNK VA, LLC

None.

(i) Inventory Locations

(i) RNK, Inc.

None.

(ii) RNK VA, LLC

None.

(ii) Other Locations

(i) RNK, Inc.

None.

(ii) RNK. VA, LLC

None.

(1) Litigation:

(i) RNK,

1.	Jane Doe v. RNK. Inc. d/b/a RNK Telecom. Civil Action No, 05-CIV-2602 (SCR)(LMS1 (SONY).

a.

On March 7, 2005, Jane Doe, a minor and resident of the State of New York, commenced a civil action against RNK, Inc. in the United States District Court for the Southern District of New York, White Plains Division.

b.

Jane Doe asserts that RNK was negligent in failing to comply with certain orders of the New York Public Service Commission and accordingly is liable to her for any and all damages resulting from such violations.

c.

The federal court’s jurisdiction over this.matter is based on diversity jurisdiction, meaning the parties are citizens of different states and the matter in controversy exceeds the threshold amount of $75,000. No specific amount of damages, however, was alleged by the plaintiff in the Complaint.

d.

Chubb’ Insurance has assumed coverage for the defense of this dispute under RNK’s general umbrella insurance policy and has retained defense counsel, Cheryl Heller, Esq. of Ward, Norris, Heller & Reidy, L.L.P. in Rochester, New York to defend RNK. The insurance policy has a limit of $2,000,000 with a $10,000 deductible.

	e.	The plaintiff has indicated no objectives other than the recovery of monetary damages.

	f.	As of April 30, 2007, discovery had finished, with both parties exchanging information pursuant to agreed upon and required deadlines, and depositions were taken by both sides.

	g.	The parties have agreed to mediation on October 9, 2007 in an attempt to settle all dispetes.

2.	Farmers Insurance v RNK and Ripple Communications

a.

On March 13, 2007, Farmers Insurance filed a Declaratory Judgment complaint against RNK and Ripple Communications, Inc. in the United States District Court of Massachusetts, Docket No. 07 CA 10494 JLT, Farmers Insurance Exchange vs, Ripple Communications Inc and RNK Inc d/b/a RNK Telecom. Farmers is seeking declaratory judgment against RNK that Farmers has no duty to indemnify RNIC if damages are awarded in the ongoing United States District Court of Southern District of New York action,. Jane Doe et. Al. vs. RNK Inc d//b/a RNK Telecom(Docket No. 05 CW 2602 (SCR) (LMS)). RNK’s insurance company, CHUBB Group of Insurance Companies, requested that Ripple Communications Inc. indemnify RNK for attorney fees and any damages that may be awarded in the on going Jane Doe dispute: CHUBB contends that the Jane Doe action is due to the conduct and/or negligence of Ripple Communications, a company that contracted with RNK to provide telecommunication services. CHUBS sought to enforce the indemnification language in the.contract between RNK and Ripple. Ripple’s insurer, Farmers Insurance, declined to indenuiify RNK, and has filed this Declaratory Judgment action.

b.

On September 12, 2007, the parties attended a scheduling conference and agreed to stay the proceeding until November 30, 2007 to allow for the completion of the mediation in the -underlying matter, Jane Doe v. RNK Inc., scheduled for October, 9, 2007.

3.	Bedford, Massachusetts Lease Dispute

a.

On or about March 14, 2006, RNK staffreceived notice from Elie Jarnrnal, General Manager of Bedford 175 Great Road, LLC, (“Landlord”), which owns a building rented by RNK at 175 The Great Road, Bedford, Massachusetts, and at which RNK maintains its critical network facilities, that commencing March 1, 2006, RNK would be billed annually for property insurance and other costs associated with the building. RNK had signed a lease extension, via amendment of the existing lease, with the Landlord on November 29, 2005 with an initial term of four years. starting on March 1, 2006, and ending February 28; 2010, with options for two additional terms of three years each. With the receipt of this notice, RNK realized that it was being charged too much for expenses as defined in the lease. As a result, RNK attempted to resolve the issue informally with the Landlord, but the Landlord was not interested, and informed RNK that he believed the parties had changed the specific language within the underlying lease covering expenses by including the term “triple-net” as a suffix to the per-square foot pricing term in the amendment. The Landlord then sent RNK notice of default. At that time, on the advice of counsel, RNK determined it would be best to pay the additional rent under protest, and reserving all rights, giving RNK the ability to file suit for the additional rent at any time. RNK continues to pay its rent and additional expenses on time each month under protest, has had no additional unresolved disputes with the landlord, enjoys an otherwise stable business relationship with the Landlord, and does not intend to address the issue unless RNK determines it wishes to move from its Bedford location.

4.	Vonage/Verizon Patent Dispute -

a.

RNK has examined the Verizon vs. Vonagepatent dispute for its relevance to - RNK, and believes that due to the technical manner in which RNK has set up its VoIP service, which differs materially•from Vonage’s system, RNK is not at major risk for a similar patent infringement suit from Verizon. In addition, due to the relatively small size of RNK’s VofP program as compared to Vonage’s, RNK believes it is less likely that Verizon would see RNK as worthy of a litigation effort.

5.	New Hampshire Numbering Review

a.

On November 9, 2006, in its long-running docket regarding the deployment by.carriers of, and compensation for, so-called “Virtual NXX” (VNXX) calls, the New Hampshire PUC staff issued a memorandum recommending to the CommiSsion investigate certain uses of numbering resources by New Hampshire carriers, including Level 3

Communications, Global NAPs, Paetee, and RNK. Specifically, the memorandum indicates there might be evidence that the carriers are using numbering resources for interstate toll bypass, and recommended an investigation by the ‘Commission into such usage. Further, the memorandum requested that the Commission implement its orders regarding the permissive use of VNXX, or, alternatively, ban the use of VNXX services, completely deregulate them, or consider limiting them exclusively for the purposes of provisioning dial-up access to the internet.

b.

As of August 31, 2007, however, there is no evidence that the NH PUC intends to expend additional resources to examine this issue, and furtherniore, has riot taken any action in this docket whatsoever since January 2006. Further, RNK notes the recent departure of key staff person, Katy Mulholand, Assistant Director.of the Telecommunications Division, which has likely hampered the PUC’s ability to handle additional work, especially complex dockets.

6.	7-11 Dispute

a.

RNK and 7-Eleven, Inc. (“7-11”) entered into a Marketing Development Fund Agreement (the “MDP”), dated January 5, 2007 whereby the Parties agreed to share certain marketing costs associated with the marketing of RNK products in 7-11 stores. Pursuant to Section 2(c) of the MDF, 7-Eleven was to submit to RNK its marketing plan for each period of the marketing campaign (with section 1 of the Agreement also specifically requiring that 7-11 submit the actual timeframe and details of the marketing campaign), which plans had to be approved by RNK prior to the commencement of the relevant period. Under section 4 of the Agreement, approval for such projects could only be granted in writing in advance by RNK. 7-11 seeks reimbursement for costs which RNK disputes because no plans or campaigns were submitted to, or approved by, RNK in the manner set forth inthe Agreement. RNK also disputes these claims on the grounds that all invoices were submitted well after the contractual bar for submission of invokes. Total disputed amounts equal $300,000.

	b.	The Parties are in negotiations to settle the matter amicably. RNK expects the matter to settle for some amount less than the’disputed amount.

7.	Sprint/Vonage Patent Dispute

a.

RNK is currently conducting an examination of the recent Sprint vs. Vonage patent dispute for its relevance to RNK. After a preliminary investigation, RNK predicts that if these patents remain valid upon•appoal they may encompass a substantial amount Of the:Voil). industry. The claims. involVed appear very broad in nature, which rnayindicate the possibility that the appeals court would narrow the claims’ scope or invalidate them. The breadth of these patents may be a strong incentive for the industry to seek their invalidation. In addition, due to the relatively small size of RNK’s VollY program as compared to Vonage’s there is likely the additional reality that Sprint would not see RNK as worthy of a litigation effort.

          (ii) RNK VA, LLC

          None.

          (j) Taxes

(I) RNK, Inc.

None.

(ii) RNK VA, LLC

None.

(k) Existing Debt

(i) RNK, Inc.

Citizens Bank Irrevocable Transferable Standby Letter of Credit with RNK, Inc. as applicant in the amount of $90,000 with NS Norfolk Acquisition LLC as beneficiary. Expiration: June 15, 2008

Sovereign Bank Irrevocable Transferable Standby Letter of Credit with RNK, Inc. as applicant in the amount of $40,000 with Verizon, Inc. as beneficiary. Expiration: September 15, 2008 Sovereign Bank IrreVocable Transferable Standby Letter of Credit with RNK, Inc. as applicant in the amount of $20,000 with Verizon, Inc. as beneficiary. Expiration: September 15, 2008 Sovereign Bank Irrevocable Transferable Standby Letter of Credit with RNK, Inc. as applicant in the amount of $40,000 with Verizon, Inc. as beneficiary. Expiration: September 15, 2008

Sovereign Bank Irrevocable Transferable Standby Letter of Credit with RNK Holding Company. as applicant in the amount of $50,000 with Acstar Insurance Company as beneficiary. Expiration: June 26, 2008

(ii) RNK VA, LLC

None.

(1) Existing Liens

(i) RNK, Inc.

RNK, Inc. Cash Collateral Account Number 63900064393 at- Sovereign Bank, containing no 0 more than $150,000 securing those letters of credit described in Section (k)(i) above.

(ii) RNK VA, LLC

None.

10. Description of Real Property:

(i) RNK, Inc.

None.

(ii) RNK VA, LLC

None.

12. • Other Covenants: Grantors shall promptly provide Lender with copies of any material communication delivered in connection with any material agreement or contract (including, without limitation, any material distribution agreement).

14. Coinmercial Tort Claims

(1) RNK, Inc.

None.

(ii) RNK VA, LLC

None.

15. Deposit Accounts

Bank	Aceount Number

Sovereign	60600020030
Sovereign	63904953971
Sovereign	63900064393
Sovereign	63904953989
Sovereign	63904954003
Sovereign	63904953997
Sovereign	63904956909
Sovereign	75860032277-

TRADEMARK. SECURITY AGREEMENT

          This TRADEMARK SECURITY AGREEMENT (as amended, amended. and restated or otherwise modified from time to time, the “Trademark Security Agreement”) is made this day of     , 2007, by RNK, INC., a Massachusetts corporation (the “Assignor”), in favor of GREYSTONE BUSINESS CREDIT II, L.L.C., a Delaware limited liability company (the “Lender”).

WITNES SETH:

          WHEREAS, pursuant to that certain Loan and Security Agreement dated as of October [ 1, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”) among Wave2Wa.ve Communications, Inc., a Delaware corporation (“Borrower”), an affiliate of Borrower and Lender, Lender -is willing to make certain financial accommodations available to the Borrower and its affiliate pursuant to the terms and conditions thereof;

          WHEREAS, pursuant to that certain Corporate Guaranty of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) by Assignor and certain affiliates of Assignor in favor of Lender, Assignor has agreed to guaranty the Borrower’s obligations under the Loan and Security Agreement;

          WHEREAS, pursuant to that certain Security Agreement of even date herewith (as amended, restated, .supplemented or otherwise modified from time to time, the “Security Agreement”) by Assignor and certain affiliates of Assignor in favor of Lender, Assignor has granted a lien on its assets in favor of Lender to secure its obligations under the Guaranty; and

          WHEREAS, pursuant to Section 2.3 of the Security Agreement, Assignor is required to execute and deliver to Lender this Trademark Security Agreement;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby agrees as follows:

          1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan and Security Agreement.

          2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. To secure the full payment and performance of all of the Obligations, Assignor hereby grants to Lender a continuing first priority security interest in all of Assignor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”):

                    (a) (i) all of its trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications,

throughout the world and (A) all renewals thereof, (B) all income, royalties,. damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection thereWith and damages and payments for past or future infringements or dilutions thereof, (C) the right to sue for past, present and future infringements and dilutions thereof, (D) the goodwill of Assignor’s business symbolized by the foregoing and connected therewith, and (E) all of Assignor’s rights corresponding thereto (the “Trademarks”), including, without limitation, those Trademarks. filed with-the United States Patent and Trademark Office, as set forth on Schedule A hereto, and (ii) any rights under or interest in any Trademark, and the right to-use the foregoing in connection with the enforcement of Lender’s rights under the Loan Documents, including, without limitation, the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by Assignor and now or hereafter covered by such licenses (the “Trademark Licenses”) to which it is a party, includingthose referred to on Schedule A hereto;

                    (b) all reissues, continuations or extensions of the foregoing;

                    (c) all goodwill of the business connected with the use of; and symbolized by, each Trademark and each Trademark licensed under any Trademark License; and

                    (d) all products and proceeds of the foregoing, including, without limitation, any claim by Assignor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.

          3. SECURITY AGREEMENTS The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Lender by Assignor pursuant to the Security Agreement. Assignor hereby acknowledges and affirms that the rights and remedies of Lender with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of each of which are incorporated by reference herein as if fully set forth herein.

          4. AUTHORIZATION TO SUPPLEMENT. If Assignor shall obtain rights to any new trademarks, the provisions. of this Trademark Security Agreement shall automatically apply thereto. Assignor shall give prompt notice in writing to Lender with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting Assignor’s obligations under this Section 4, Assignor hereby. authorizes Lender unilaterally to modify this Trademark Security Agreement by amending Schedule A to include any such new trademark rights of Assignor. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedule A shall in any way affect, invalidate or detract from Lender’s continuing security interest in all Collateral, whether or-not listed on Schedule A.

          5. COUNTERPARTS. Thisiradenaark Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Trademark Security Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

[Signature Page Follows}

          IN WITNESS WHEREOF, Assignor has caused this Trademark Security Agreement. to-be executed and.delivered by its duly authorized officer as of the date first set forth above.

RNK, INC.,
as Assignor

By:

Name:

Title:

ACCEPTED AND ACKNOWLEDGED BY:

GREYSTONE BUSINESS CREDIT II, L.L.C., as Lender

By:

Name:

Title:

Signature Page to Trademark Security Agreement

SCHEDULE A
- to
RNK. TRADEMARK SECURITY AGREEMENT

Trademark Registrations/Applications

Assignor	Country	Mark	Application/ Registration No.		App/Reg Date

RNK, Inc. dba RNK Communications	USA	Phone Number Bank	N/A•		N/A
RNK, Inc. dba RNK Communications	USA	Phone Number Bank	N/A		N/A
RNK,Inc.	USA	Mytempnumber	N/A		N/A
RNK Inc.	USA	RNK Communications	N/A		N/A
RNK, Inc.	USA	RNK Communications	N/A		N/A
RNK Inc.	USA	Bridge2Voip	3174072		11/21/2006
RNK Inc.	USA	Revos	3171488		.11/14/2006
RNK Inc.	USA	Voip2Go	3171467		. 11/14/2006
RNK, Inc.	USA	Subjecttalk	N/A		N/A
RNK Inc.	USA	RNKvoip	3192154	-	1/2/2007
RNK, Inc. dba RNK Telecom	USA	PVG	2628302		10/1/2002
RNK, Inc. dba RNK Telecom	USA	Hello PVG Personal Voice Greeting	2697484		3/18/2003
RNK, Inc. dba RNK Telecom	USA	HDC Tel	2674615		1/14/2003
RNK, Inc.	USA	Bucket of Minutes	2607069		8/13/2002
RNK, Inc	USA	RNK Telecom	2607068		8/13/2002
RNK, Inc.	USA	None (Design only)	2506948		11/13/2001
RNK, Inc.	USA	RNK Telecom	2607067.		8/13/2002
RNK, Inc.	USA	Dialaroundtheworld.com	2480071		8/21/2001
RNK, Inc.	USA	RNK Telecom	57956		10/5/1999
RNK, Inc.	USA	HDC Tel	60961 .		12/13/2001

Trade Names

RNK Telecom, Inc.
RNK Maryland, Inc.
RNK Communications
RNK Communications, Inc.
RNK Telecom
RNKVoIP
Halfprice Telecom
Dialaroundtheworld.com
HDC Tel
781-382-Talk.com

Schedule A

Supportforvoip.com
SubjectTalk
ConferenceCallingPro
RNK VA LLC	Phone Number Bank
VoIP2Go
Revos
Bridge2VolP
RNK Pennsylvania, Inc.
RNK Michigan Inc.

Common Law Trademarks

None.

Trademarks Not Currently In tJse

None.

Trademark Licenses

None.